                                                                   EXHIBIT 10.10

                              SUBLEASE AGREEMENT
                              ------------------


      THIS SUBLEASE AGREEMENT (herein "Sublease") is entered into as of the _____ day of February, 1997, by and between The Burlington Northern and Santa Fe Railway Company, a Delaware Corporation as successor in interest to Burlington Northern Railroad Company, (herein "Sublessor") and Preferred Payment Systems, Inc. an Illinois Corporation (herein "Sublessee").

                                   RECITALS:

     1. Sublessor, as tenant, entered into a Lease Agreement with 1230 Diehl Associates, LTD Partnership (herein "Diehl"), as landlord, dated January 16, 1985, leasing approximately 40,000 square feet of office space (the "Prime Lease Space") located on part of the third (3rd) and all of the (4th) floors of that certain office building (herein the "Building") located at 1230 East Diehl Road, Naperville, Illinois. The Lease Agreement is attached hereto as Exhibit "A" and incorporated herein for all purposes as if the same were set forth at length, which Lease Agreement is hereinafter referred to as the Prime Lease".

     2. The parties hereto have agreed that Sublessor shall sublet 28,983 rentable square feet ("RSF") of the Prime Lease Space being part of the third
(3rd), and a part of the fourth (4th) floors of the Building ("Sublease Space") to Sublessee upon the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for and in consideration of the covenants of the parties contained herein hereby agree as follows:

     1. Demise. Sublessor hereby subleases and demises to Sublessee and Sublessee hereby agrees to take and sublease from Sublessor, for the term hereinafter specified, the Sublease Space described above.

     2. Sublease Term. The term of this Sublease shall commence upon February 1, 1997 and shall continue until April 30, 2000.

     3. Base Rental. Sublessee shall pay to Sublessor as base rental hereunder varying amounts as follows:

                                 Monthly    Per Annum Rent
                               -----------  ---------------
      Period                   Installment  Per Square Foot
      ------                   -----------  ---------------
2/1/97 to 2/28/97                  -0-             -0-
3/1/97 to 4/30/97               28,983.00         12.00
5/1/97 to 2/28/98               35,021.13         14.50
3/1/98 to 2/28/99               38,354.17         15.88
3/1/99 to 4/30/00               39,899.93         16.52

     4. Security Deposit. Upon the execution hereof Sublessee shall pay to Sublessor a Security Deposit (herein so called) in the amount of $35,021.13. The Security Deposit shall be held by Sublessor without liability for interest and as security for the performance by Sublessee of Sublessee's covenants and obligations under this Sublease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Sublessor's damages in case of default by Sublessee. Upon the occurrence of any event of default by Sublessee, Sublessor may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of base rental, additional rent and any other damage, injury, expense or liability caused to Sublessor by such event of default. Following any such application of the Security Deposit Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Sublessee is not then in default hereunder, any remaining balance of such deposit shall be returned by Sublessor to Sublessee upon the expiration of the term of this Sublease.

     5. Additional Rent for Increases in Basic Costs. In addition to the base rental specified in paragraph three (3) above, Sublessee shall also pay to Sublessor, as additional rent, Sublessee's prorata share of the amount which Sublessor is obligated to pay to Diehl under the Prime Lease as a result of an increase in Taxes and Operating Expenses (as such term is defined in Section 22 of the Prime Lease) for calendar years 1998, and following, over the increase in Taxes and Operating Expenses which Sublessor is obligated to pay to Diehl under the Prime Lease for calendar year 1997. Sublessee's "prorata share" shall mean a fraction, the numerator of which is 28,983 and the denominator of which is 40,000 RSF. Sublessor shall have the option to estimate annually in advance Sublessee's prorata share of increases in Taxes and Operating Expenses and require payment monthly in advance using the same prorata calculations payable by Sublessor under the Prime Lease. Additional rent shall be payable to Sublessor by Sublessee within ten (10) days of receipt of invoice.

     6. Time and Place of Payment. Base rental and additional rent shall be payable to Sublessor at the address set forth herein for rental payments unless Sublessee is notified otherwise in writing by Sublessor. Base rental shall be payable monthly, in advance, on the first day of each month during the term of this Sublease.

     7. Permitted Use. The Sublease space shall be used for general offices only and for no other purpose.

     8. No Assignment or Subletting. Sublessee shall not assign this Sublease or sublet the Sublease Space in whole or in part, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise, without the Sublessor's consent and the consent of Diehl which Sublessor agrees to make an effort to obtain; provided, however, that Sublessor shall not be required to make any payment to Diehl in connection with obtaining Diehl's consent, and that Sublessee shall reimburse Sublessor for all reasonable out-of-pocket expenses including legal and advisory fees incurred by Sublessor in connection with obtaining Diehl's and Sublessor's consent.

     9. Additional Services at Sublessee's Cost. In the event Sublessee shall procure any additional services from the Building, such as after-hour air conditioning, etc., Sublessee shall pay for same at the rates charged by Diehl and shall make payment, within ten (10) days after receipt of an invoice for same, directly to Sublessor or Diehl, as Sublessor shall direct. Any sums payable by Sublessee as a result of additional services shall be additional rent and collectible as such. In the event Sublessee is delinquent by five or more days in paying for such additional services then Sublessor shall be permitted, in addition to all other remedies resulting from such default under this Sublease, to instruct Diehl to refuse to provide any future additional services to Sublessee.

     10. Sublease Space Improvements. Sublessee accepts the Sublease Space in an "AS-IS" condition and expressly waives any and all representations or warranties, express or implied, relating to the condition, habitability or compliance with applicable laws, codes and ordinances of the Sublease Space and the Building. Upon the termination of this Sublease, Sublessee shall return to Sublessor the Sublease Space in the same condition as it existed upon the date hereof, reasonable wear and tear excepted. Sublessee specifically acknowledges that all alterations, additions and improvements hereafter made to the Sublease Space are subject to Diehl's prior written consent in accordance with the terms of the Prime Lease.

     11. Electric. Beginning February 1, 1997 and continuing throughout the term of the lease. Sublessee shall pay monthly in arrears within ten (10) days of invoicing its prorata share (72%... 28,983 NRSF / 40,000 NRSF) of electric submetered to Sublessor.

     12. Prime Lease. This Sublease is subject to and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof all of the terms, covenants and conditions in the Prime Lease applicable to the Sublease Space shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant thereunder, and in any case of any breach or default hereof by Sublessee, Sublessor shall have all rights against Sublessee as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder. Further, Sublessee assumes all of the obligations of Sublessor to Diehl under the Prime Lease insofar as such relate to the Sublease Space during the term of this Sublease and to the extent that such obligations of Sublessor to Diehl under the Prime Lease are not inconsistent with the terms, covenants and conditions of this Sublease. Diehl is the third party beneficiary of this assumption commitment.

     13. Services. Notwithstanding anything herein contained, the only services to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease applicable to the Sublease Space and that for all such services and rights Sublessee will look to the landlord under the Prime Lease. Sublessor shall cooperate with Sublessee in Sublessee's attempts to obtain such services; however, Sublessor will have no liability or obligation to Sublessee with respect to any failure by landlord under the Prime Lease to furnish such services.

     14. Compliance with Prime Lease. Sublessee represents that it has read and is familiar with the terms of the Prime Lease attached hereto as Exhibit "A" and Sublessee hereby agrees to keep all information contained in the Prime Lease confidential and shall not copy, distribute or in any manner disseminate the Prime Lease or any portion thereof Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by any right of termination of forfeiture reserved or vested in the landlord under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any action, breach or default on the part of Sublessee.

     15. Insurance. Sublessee shall procure and maintain the insurance required of Sublessor in Section 17 of the Prime Lease naming Diehl and Sublessor as an additional insured thereunder except Sublessee shall not have the right to self insure.

     16. No Renewals. Notwithstanding any of the provisions contained to the contrary in the Prime Lease, Sublessee shall have no options to renew the term of this Sublease for the renewal terms granted to Sublessor in the Prime Lease.

     17. Parking. All spaces currently used by Sublessor shall be available for use by Sublessee prorata.

     18. Late Rent. In the event any installment of base rental or additional rental due hereunder is not paid to Sublessor by the fifth (5th) day of the month in which it is due, in addition to any other remedy Sublessor may be entitled to, Sublessee shall pay to Sublessor a late charge in the amount of five percent (5%) of such amount so due.

     19. Events of Default. The following events shall be deemed to be events of default by Sublessee under this Sublease:

          (i) Sublessee shall fail to pay when due any base rental, additional rent or other sums payable by Sublessee hereunder and such failure continues for a period of 3 days after written notice from Sublessor to Sublessee of such failure provided, however, that Sublessor shall not be obligated to give more than two (2) such notices in any twelve-month period, and any failure to pay when due after two such notices in any twelve-month period shall immediately constitute an event of default hereunder.

          (ii) Sublessee shall fail to comply with or observe any other term, covenant or provision of this lease and such failure shall continue for twenty (20) days after written notice to Sublessee of such failure; provided, however, that if such failure cannot, in the exercise of reasonable diligence, be cured in twenty 20 days, then an event of default shall not exist if Sublessee commences its curative efforts within such twenty 20 day period and thereafter diligently prosecutes same until completion.

          (iii) Sublessee shall file a petition under any section or chapter of the Federal Bankruptcy Code or any successor statute or any present or future comparable state law (herein collectively the "Bankruptcy Code"); or Sublessee shall have entered against it an order for relief in any proceedings filed against Sublessee under any section or chapter of the Bankruptcy Code; or a petition proposing the entry of an order for relief as against Sublessee under any section or chapter of the Bankruptcy Code shall be filed in any court and such petition shall not be discharged or denied within sixty (60) days after the filing thereof.

          (iv) Sublessee shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due.

          (v) A receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee or of the Sublease Space, or any of Sublessee's property located thereon in any proceeding brought by Sublessee, or any such receiver or trustee shall be appointed in any proceeding brought against Sublessee and shall not be discharged within sixty (60) days after such appointment.

          (vi) Sublessee shall commit any act which constitutes a breach or default under the Prime Lease.

     20. Remedies. Upon the occurrence of any event of default specified in this lease, in addition to any other remedies available at law, Sublessor shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever:

          (i) Terminate this Sublease in which event Sublessee shall immediately surrender the Sublease Space to Sublessor, and if Sublessee fails to do so, Sublessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent with process of law, enter upon and take possession and expel or remove Sublessee and any other person who may be occupying said Sublease Space or any part thereof, without being liable for prosecution or any claim for damages therefor, and Sublessee agrees to pay to Sublessor on demand the amount of all loss and damage which Sublessor may suffer by reason of such termination whether through inability to relet the Sublease Space on satisfactory terms or otherwise, including the present value of all rental and other charges for the remainder of the Sublease term less the fair rental value of the Sublease Space for the remainder of the Sublease term (also discounted to present value) based on base rentals which would be received from a comparable Sublease and comparable term and taking into account, among other things, the condition of the Sublease Space, market conditions and the period of time the Sublease Space may reasonably remain unsubleased before Sublessor is able to relet the same to a suitable replacement tenant it being agreed that Sublessor shall have no obligation to relet or to attempt to relet the Sublease Space.

          (ii) Enter upon and take possession of the Sublease Space, without terminating this Sublease, and with process of law expel or remove Sublessee and any other person who may be occupying the Sublease Space or any part thereof, without being liable for prosecution or any claim for damages thereof, and if Sublessor so elects, relet the Sublease Space on such terms as Sublessor shall deem advisable and receive the rent therefor; and Sublessee agrees to pay to Sublessor on demand any deficiency in rent received that may arise by reason of such reletting for the remainder of the Sublease term.

          (iii) Enter upon the Sublease Space, without terminating this Sublease, and without being liable for prosecution or any claim for damages therefor, and do whatever Sublessee is obligated to do under the terms of this Sublease; and Sublessee agrees to reimburse Sublessor on demand for any expenses which Sublessor may incur in thus effecting compliance with Sublessee's obligations under this Sublease, and Sublessee further agrees that Sublessor shall not be liable for any damages resulting to the Sublessee from such action.

     No re-entry or taking possession of the Sublease Space by Sublessor shall be construed as an election on its part to terminate this Sublease, unless a written notice of such intention be given to Sublessee. Notwithstanding any such reletting or re-entry or taking possession, Sublessor may at any time thereafter elect to terminate this Sublease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Sublessor hereunder or of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants herein contained. Sublessor's acceptance of rent following an event of default hereunder shall not be construed as Sublessor's waiver of such event of default. No waiver by Sublessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed to constitute, or be construed as, a waiver of any other violation or default. The loss or damage that Sublessor may suffer by reason of termination of this Sublease or the deficiency from any reletting as provided for above shall include, without limitation, the reasonable expense of repossession (including attorneys' fees), any reasonable repairs or remodeling undertaken by Sublessor following possession, reasonable expenses of removal and storage of personal property, if any, and any reasonable brokerage fee incurred in connection with such reletting.

     21. Notices. Any notice or demand letter which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested to Sublessor as follows:



                    The Burlington Northern and Santa Fe
                    Railway Company
                    Attn: Ricci L. Gardner, Vice-President
                    P.O. Box 961050
                    Fort Worth, Texas 76161-0050
                    (817) 352-6460, (817) 352-7115 fax

with copy to:       The Burlington Northern and Santa Fe
                    Railway Company
                    Attn: Senior Vice President and
                    General Counsel
                    777 Main Street
                    3800 Continental Plaza
                    Fort Worth, Texas 76102

with copy to:       Harold H. Ginsburg
                    Southern Asset Service Corporation
                    2610 Fairmount Street
                    Dallas, Texas 75201
                    (214) 871-7313, (214) 871-2023 fax

Rental Payments to: Fraunshuh Management Company
                    c/o SD5 - 12-0942
                    P.O. Box 86
                    Minneapolis, MN 55486-0942
                    (612) 228-9456
                    (512) 223-5652 fax

                    and if to Sublessee, as follows:

                    Preferred Payment Systems, Inc.
                    1230 East Diehl Road
                    Suite 300
                    Naperville, IL 60563
                    Attention: Steve E. Nelson
                    (630)245-4510, (630) 245-0740 fax

     Either party may, by notice in writing, direct that future notices or demand be sent to a different address.

     22. Holding Over. Sublessee recognizes and acknowledges that if it holds over the Sublease Space after the expiration of the term of this Sublease that such holding over will cause Sublessor to be in a hold over status under the Prime Lease and that such a holding over by Sublessee will expose Sublessor to substantially increased rents, costs and damage claims pursuant to the terms of the Prime Lease. Accordingly, Sublessee agrees that any holding over by it, which holding over is specifically not permitted, will be as a tenancy at will only and that Sublessee will indemnify and hold Sublessor harmless of and from any and all increased rents, claims, demands, damages, costs and expenses, including reasonable attorneys' fees, suffered by Sublessor as a result of such holding over.

     23. Consents. Whenever, pursuant to the terms of this Sublease, one party is prohibited from taking action without the consent of the other party, then the party whose consent is required agrees that it shall not unreasonably withhold or delay the giving of such consent.

     24. Environmental Indemnity. Sublessee expressly warrants that it will keep the premises free from hazardous materials as defined by the environmental protection agency or any other such agency for law or regulation promulgated by government of legislative authority, provided, however, that Sublessee may keep customary office supplies (which may be defined as hazardous materials) in amounts and in a manner permitted by applicable law. In the event that any such hazardous materials are found to be present in or on the premises or on the property upon which the premises are situated and such materials are placed there as a result of acts or omissions of Sublessee (even if such acts or omissions constitute a rightful use of the premises in all other respects), Sublessee shall initiate immediate cleanup and removal of such materials at its sole expense. Sublessor may, but shall not be required, to consider the existence of such materials produced by Sublessee as an event of default and may thereby terminate this sublease in addition to any other right or remedy provided under this sublease or in law or at equity. Sublessee shall indemnify, defend and hold Sublessor and Diehl harmless from and against any loss, cost (including reasonable attorney fees), claim, liability, or damage (including fines or penalties imposed by any governmental agency) arising out of the presence or removal of such hazardous material occasioned by Sublessee.

Sublessor expressly warrants that it will keep the premises free from hazardous materials as defined by the environmental protection agency or any other such agency or law or regulation promulgated by government or legislative authority, provided, however, that Sublessor may keep customary office supplies and building cleaning and maintenance supplies (which may be defined as hazardous materials) in amounts and in a manner permitted by applicable law. In the event that any such hazardous materials are found to be present in or on the premises or on the property upon which the premises are situated and such materials are placed there as a result of acts or omissions of Sublessor (even if such acts or omissions constitute a rightful use of the premises in all other respects). Sublessor shall initiate immediate cleanup and removal of such materials at its sole expense. Sublessee may, but shall not be required, to consider the existence of such materials produced by Sublessor as an event of default and may thereby terminate this sublease in addition to any other right or remedy provided under this sublease or in law or at equity. Further, Sublessor shall indemnify, defend and hold Sublessee and Diehl harmless from and against any loss, cost (including reasonable attorney fees), claim liability, or damage (including fines or penalties imposed by any governmental agency) arising out of the presence or removal of any such hazardous material occasioned by Sublessor.

     25. Entire Agreement. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by agreement in writing and signed by the party against whom enforcement of the changes or termination is sought, and approved in writing by Diehl.

     26. Survival. The covenants and agreements herein contained shall be binding and inure to the benefit of Sublessor, Sublessee and their respective successors and assigns.

     27. Existence of Broker. Sublessee represents and warrants that it has not contacted or dealt with any real estate broker or agent in connection with the execution of this lease, except as listed below, and Sublessee agrees to indemnify and hold harmless Sublessor against all liabilities and costs (including but not limited to attorneys' fees) incurred by Sublessor as a result of Sublessee's breach of the warranties and representations contained herein.

          Broker:   None

     IN WITNESS WHEREOF, the parties have executed this Sublease Agreement effective as of the day and year first above written.

                         SUBLESSOR:
                         ----------

                         The Burlington Northern and Santa Fe Railway Company (Successor in interest to Burlington Northern Railroad Company)


                         By:________________________
                         Name: Ricci L. Gardner
                         Title:  Vice President



                         SUBLESSEE:
                         ---------
                         Preferred Payment Systems, Inc.


                         By:
                         Name: Steven E. Nelson
                         Title: President

                                  EXHIBIT "A"
                                  -----------
                                  Prime Lease
                                  -----------

                              CONSENT TO SUBLEASE

     THIS CONSENT TO SUBLEASE is made this 28th day of May, 1997, between 1230 DIEHL ASSOCIATES LIMITED PARTNERSHIP, A New Jersey limited partnership ("Landlord") and THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY (formerly known as BURLINGTON NORTHERN RAILROAD COMPANY), a Delaware corporation ("Tenant")

                                  WITNESSETH:
                                  -----------

     A. Pursuant to an office lease (the "Prime Lease") dated January 16, 1985, American National Bank and Trust Company of Chicago, not personally, but solely as Trustee under a Trust Agreement dated November 22, 1983, and known as Trust Number 59764, leased to Tenant certain premises (the "Premises") located on the 3rd and 4th floors of that certain office building located at 1230 East Diehl Road, Naperville, Illinois.

     B. Landlord is now the owner of the aforesaid building and the landlord under the Prime Lease.

     C. Tenant desires to sublease a portion of the Premises (the "Subleased Premises") to Preferred Payment Systems, Inc., an Illinois corporation ("Subtenant"), pursuant to a certain First Amendment to Sublease Agreement (the "Sublease"), a copy of which is attached hereto as Exhibit "A".

     D. Tenant desires to obtain the consent of Landlord to the First Amendment to Sublease Agreement and Landlord is willing to give such consent on the following terms and conditions:

          1. Consent. Landlord hereby consents to the Sublease, in the form attached hereto as Exhibit "A," provided that:

               a. The Sublease is, and at all times shall be, subject and subordinate to the Prime Lease and to all of the terms and provisions contained in the Prime Lease.

               b. Tenant is not hereby released or discharged from any obligation or liability, whether past, present or future, under the Prime Lease (including liability during any renewal term of the Prime Lease, liability for any expansion space included in the Premises or liability with respect to the Premises).

               c. Landlord does not hereby waive any claims or rights of Landlord against Tenant under the Prime Lease, including, without limitation, the right of Landlord to receive rental and other consideration payable under the Sublease in excess of the rent payable to Tenant under the Prime Lease for the Subleased Premises.

               d. No modification, amendment or revision of the Sublease to or from the form attached hereto as Exhibit "A" shall hereafter be made without the further consent of Landlord, which shall not be unreasonably withheld or delayed.

               e. No addition, alteration or improvement shall be made to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and any such addition, alteration or improvement shall be made subject to Paragraph 10 of the Prime Lease.

               f. Such consent is limited to the Sublease and shall not relieve Tenant from its obligation to obtain the consent of Landlord to (i) any future sublease or Sublease of the Premises, or any part thereof, (ii) any assignment of the interest of Tenant under the Prime Lease, or (iii) any assignment of the interest of Subtenant under the Sublease.

               g. Landlord approves the pro rata use of Tenant's reserved parking spaces by Subtenant pursuant to Paragraph 17 of the Sublease, provided that such spaces are from and part of the fifteen (15) reserved parking spaces to be provided to Tenant under Paragraph 27 of the Prime Lease and the use of such parking spaces by Subtenant shall be subject to and in accordance with the provisions of Paragraph 27 of the Prime Lease.

          2. Representation. Tenant hereby represents to Landlord that the Sublease attached hereto as Exhibit "A" (i) is a correct and complete copy of the document it purports to be, and (ii) contains the entire agreement and understanding between Tenant and Subtenant with regard to the subject matter contained thereof, specifically including, without limitation, all agreements concerning rent and other consideration payable by Subtenant to Tenant for the Subleased Premises.

          3. Indemnification. Tenant hereby agrees to indemnify and hold harmless Landlord, its partners, the 'managing agent of the Building and their respective officers, directors, employees and agents from and against any and all liabilities and claims for brokerage commissions and fees arising out of or in connection with the Sublease or the Subleased Premises.

          4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, this instrument is executed as of the day and year aforesaid.


                              LANDLORD
                              --------

                              1230 DIEHL ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership


                              By:    _____________________________
                              Name:  _____________________________
                              Title: _____________________________

                              TENANT
                              ------

                              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
                              COMPANY (formerly known as BURLINGTON NORTHERN RAILROAD COMPANY), a Delaware corporation



                              By:    _____________________________
                              Name:  _____________________________
                              Title: _____________________________

                             CONSENT TO SUBTENANT

          Subtenant hereby joins in the execution of this instrument for purposes of evidencing its consent thereto and its agreement to be bound by the terms and provisions hereof.

                              PREFERRED PAYMENT SYSTEMS, INC., a Delaware corporation


                              By:   /s/ Steven E. Nelson
                                    ------------------------------------
                              Name:      Steve E. Nelson
                              Title:     President and CEO

                     FIRST AMENDMENT TO SUBLEASE AGREEMENT
                     -------------------------------------


     THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT ("Amendment") is entered into effective as of the 28th day of May, 1997, by and between THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY (formerly known as BURLINGTON NORTHERN RAILROAD COMPANY), a Delaware corporation ("Sublessor") and PREFERRED PAYMENT SYSTEMS, INC., an Illinois Corporation ("Sublessee").

                                   RECITALS:
                                   ---------

     1. Sublessor and Sublessee entered into that certain Sublease Agreement ("Sublease") dated February 28, 1997, pursuant to which Sublessor subleased to Sublessee all of the third and pan of the fourth floor of the building located at 1230 East Diehl Road, Naperville, Illinois ("Building);

     2. Sublessee now desires to sublease the balance of the fourth floor of the Building and to amend the Sublease;

     3. Sublessor desires to sublease the balance of the fourth floor of the Building on the terms and conditions set forth in this Amendment;

     4. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Sublease.

                                   AGREEMENT:
                                   ----------

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and benefits to be derived by Sublessor and Sublessee, it is agreed as follows:

     1. Additional Demise. Sublessor hereby subleases and demises to Sublessee, and Sublessee hereby agrees to take and sublease from Sublessor, for the term hereinafter specified, the balance of the fourth floor of the Building, containing approximately 11,017 rentable square feet of office space ("Additional Space").

     2. Additional Space Term. The Space shall become a part of the Sublease Space on July 1, 1997, and the Additional Space shall thereafter be deemed a part of the Sublease Space for all purposes and subject to the Sublease.

     3. Additional Space Base Rental. Sublessee shall pay to Sublessor as base rental for the Additional Space varying amounts as follows:

                                                                          Monthly
Period                                 Per Annum Rate                     Installment
------                                 --------------                     -----------
Prior to December 31, 1997             $0.00 per rentable square foot     $     0.00
January 1, 1998 - February 28, 1998    $17.34 per rentable square foot    $15,919.57
March 1, 1998 - February 28, 1999      $18.72 per rentable square foot    $17,186.52
March 1, 1999 - May 31, 2000           $19.36 per rentable square foot    $17,774.09


     4. Base Rental Payments. Sublessee shall pay the base rental for the Additional Space in monthly installments, calculated on the basis of the foregoing rental rates in effect from time to time, commencing January 1, 1998 and continuing on the first day of each month thereafter until the expiration of the term of the Sublease.

     5. Additional Rent. The provisions of Section 5 of the Sublease shall, in all things, be applicable to the Additional Space. Section 5 of the Sublease is hereby amended to provide that, effective as of July 1, 1997, Sublessee's "pro rata share" shall, as a result of the Additional Space, mean 100%.

     6. Extension of Sublease Term. Section 2 of the Sublease shall be and hereby is amended to provide that the expiration of the term is extended from April 30, 2000 to May 31, 2000.

     7. Additional Space Conditions. Sublessee agrees to accept the Additional Space in "AS IS" condition and acknowledges that (i) Sublessor has no duty or obligation to make improvements or additions thereto, or to finish funds to Sublessee for it to do so, and (ii) Sublessor makes no representations or warranties, expressed or implied, as to the conditions, habituality, tenantability, usefulness or any other matter concerning the Additional Space.

     8. Increase in Electrical Obligations. Effective July l,1997, the provisions of Section 11 of the Sublease shall be and hereby are amended to increase the percentage of Sublessee's electrical payment obligations from 72% of the submetered usage to 100% of the submetered usage.

     9. Brokers. Sublessee reaffirms, with respect to the Additional Space, the provisions of Section 27 of the Sublease, entitled "Existence of Broker."

     10. Ratification. The terms and provisions of the Sublease, as amended by this Amendment, are hereby ratified and declared to be in full force and effect.

     11. Consent. Sublessor and Sublessee recognize that it is a condition precedent to the efficacy of this Amendment that Diehl grant its written consent to same. In the event that such consent has not been obtained within thirty (30) days after the effective date of this Amendment, this Amendment shall be null and void.

     IN WITNESS WHEREOF we have set our hands effective as of the date first above written.

                              SUBLESSOR
                              ---------

                              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
                              COMPANY (formerly known as BURLINGTON NORTHERN RAILROAD COMPANY), a Delaware corporation


                              By:
                                      -------------------------------
                              Name:
                              Title:  Vice President


                              SUBLESSEE
                              ---------


                              PREFERRED PAYMENT SYSTEMS, INC., a Delaware corporation


                              By:   /s/ Steven E. Nelson
                                    ---------------------------------
                              Name:     Steven E. Nelson
                              Title:    President and CEO

                                   I N D E X
                                   ---------


               Paragraph                                      Page
               ---------                                      ----

1.   BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS....  4

2.   PREMISES AND TERM........................................  5

3.   RENT.....................................................  6

5.   SERVICES.................................................  7

6.   POSSESSION, USE AND ENJOYMENT............................  9

7.   CONDITION OF PREMISES.................................... 10

8.   ASSIGNMENT AND SUBLETTING................................ 11

9.   MAINTENANCE AND REPAIR................................... 13

10.  ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL
     OCCUPANCY................................................ 14

11.  WAIVER OF CLAIMS AND INDEMNITY........................... 16

12.  LANDLORD'S REMEDIES...................................... 19

13.  SURRENDER OF PREMISES.................................... 20

14.  HOLDING OVER............................................. 21

15.  DAMAGE BY FIRE OR OTHER CASUALTY......................... 22

16.  CONDEMNATION............................................. 23

17.  INSURANCE................................................ 25

18.  RULES AND REGULATIONS.................................... 27

19.  LANDLORD'S RIGHTS........................................ 29

20.  ESTOPPEL CERTIFICATE..................................... 30

21.  RELOCATION OF TENANT..................................... 30

22.  ADJUSTMENTS TO MONTHLY BASE RENT......................... 31

23.  REAL ESTATE BROKERS...................................... 38

24.  SUBORDINATION AND ATTORNMENT............................. 39

25.  NOTICES.................................................. 40

26.  MISCELLANEOUS............................................ 41

27.  PARKING.................................................. 43

28.  INTENTIONALLY OMITTED.................................... 43

29.  RIGHTS OF REFUSAL........................................ 43

30.  EXPANSION OPTIONS........................................ 46

31.  RENEWAL OPTIONS.......................................... 53

32.  MICROWAVE................................................ 55

33.  BUILDING LOBBY........................................... 56




34.  IDENTITY..................................................  56

35.  ARBITRATION...............................................  57

36.  CANCELLATION OPTIONS......................................  59

37.  RENT ABATEMENT............................................  60


                                 OFFICE LEASE

                                      1.

             BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS


1.1  BASIC LEASE PROVISIONS

     The following are the basic lease provisions of this Lease and are subject to all of the terms and provisions of this Lease:

A.   BUILDING & ADDRESS:

1230 East Diehl Road Building
1230 East Diehl Road
Naperville, Illinois 60540

B.   LANDLORD & ADDRESS:

American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust Agreement dated November 22, 1983 and known as Trust No. 59764
c/o Bellemead Development Corporation
1250 East Diehl Road
Naperville, Illinois 60540

C.   TENANT & CURRENT ADDRESS:

Burlington Northern Railroad Company
777 Main Street
Fort Worth, Texas 76102
Attention:  Joseph R. Galassi, Vice President
            Sales and Property Management

D.   DATE OF LEASE:  January 16, 1985

E.   LEASE TERM:  Fifteen (15) years

F.   COMMENCEMENT DATE OF TERM:  May 1, 1985

G.   EXPIRATION DATE OF TERM:  April 30, 2000

H.   MONTHLY BASE RENT:

                                                       Annual Rate of
                                                      Monthly Base Rent
Period                          Monthly Base Rent      Per Square Foot
------                          -----------------     -----------------
First 1-1/2 years of Term         $        0*             $    0
Next 8-1/2 years of Term           54,166.67               16.25
Remaining 5 years of Term          86,666.67               26.00

I.   RENTABLE SQUARE FEET OF THE PREMISES          Floor 3 - 16,250

--------------------
* Notwithstanding that Tenant shall not be obligated to pay Monthly Base Rent for the first 1-1/2 years of the Term, Tenant shall pay all adjustments to Monthly Base Rent under paragraph 22.02 of this Lease which become due during said 1-1/2 year period.

     UPON WHICH MONTHLY BASE RENT AND ADJUSTED    Floor 4 - 23,750
                                                            ------
     MONTHLY BASE RENT IS CALCULATED:             Total     40,000

J.   SECURITY DEPOSIT: None

K.   BROKER: Dean Topping & Company

L.   RENTABLE SQUARE FEET OF THE BUILDING:   94,245 square feet

M.   TENANT'S PROPORTIONATE SHARE:  42.443%

1.2  IDENTIFICATION OF EXHIBITS

     The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference and are hereby made a part of this Lease:

EXHIBIT A - Plans of Premises

EXHIBIT B - Work Letter Agreement

EXHIBIT C - Confirmation of Commencement Date and Expiration Date

EXHIBIT D - HVAC Specifications

EXHIBIT E - Cleaning Specifications

EXHIBIT F - Parking

EXHIBIT G - Memorandum of Lease


                                      2.

                               PREMISES AND TERM

2.1  LEASE OF PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") outlined in red on Exhibit A, which are contained in the office building described in Paragraph 1.1A (the "Building") upon the following terms and conditions. The "Premises" shall be the space leased from time to time hereunder taking into account adjustments thereto (e.g. under the provisions of Paragraphs 16, 21, 29 and 30).

2.2  TERM OF LEASE

     The term of this Lease (the "Term") shall commence (the "Commencement Date") on the earlier to occur of (i) the date that Tenant first occupies all or substantially all of the Premises for the conduct of its business, or (ii) the date set forth in Paragraph 1.1F of this Lease. The Term shall expire on the date (the "Expiration Date") specified in Paragraph 1.1G of this Lease, subject to extension as provided in Paragraph 31 hereof, and unless sooner terminated as otherwise provided in this Lease. Notwithstanding the foregoing provisions of this Paragraph 2.2, the Commencement Date and the Expiration Date may be extended in accordance with Paragraph D of the work letter agreement attached hereto as Exhibit B (the "Work Agreement").

2.3  PRE-TERM OCCUPANCY

     Tenant may take possession of any portion of the Premises prior to the date set forth in Paragraph 1.1F; provided that (i) the tenant improvements for such portion of the Premises have been substantially completed, (ii) a certificate of occupancy or partial or temporary certificate of occupancy for such portion of the

Premises has been obtained by Landlord from the City of Naperville, Illinois (Landlord agrees to use its reasonable best efforts to obtain such certificates as soon as possible), (iii) such occupancy will not delay or Interfere with the construction of the tenant improvements in the remainder of the Premises, (iv) Tenant shall pay Rent for such pre-Term occupancy immediately upon the initial date of such occupancy and on the first day of each calendar month thereafter to and including the month during which the Commencement Date occurs, at an annual rate of Monthly Base Rent per square foot of rentable area equal to $16.25, which Rent shall be determined and paid for each one-half floor increment, or any portion thereof, so occupied by Tenant with Rent being prorated for any partial month at the beginning and/or end of such pre-Term occupancy, and (v) all of the covenants and provisions of this Lease shall apply to such pre-Term occupancy except Paragraphs 21 and 22, and except that Landlord's obligation to provide the services specified in Paragraph 5.01 shall be limited to the extent such services are available to be provided.

2.4  INSTALLATION OF EQUIPMENT BY TENANT

     If prior to the Commencement Date, Tenant shall enter the Premises to make any installation of Tenant's equipment, fixtures or furnishings, or for the conduct of business, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

2.5  AGREEMENT STATING COMMENCEMENT AND EXPIRATION DATES OF LEASE

     Upon request by Landlord or Tenant after the Commencement Dates Landlord and Tenant will sign and deliver to each other an agreement in the form attached hereto as Exhibit C, confirming the actual Commencement Date and the Expiration Date.


                                      3.

                                     RENT

     Tenant agrees to pay to Landlord c/o Bellemead Development Corporation, a Delaware corporations 1250 East Diehl Road, Naperville, Illinois 60540, or at such other place in the United States designated by Landlord by notice to Tenant, without any prior notice or demand and without any set-off or deduction whatsoever except as expressly provided otherwise herein, base rent in the monthly amounts stated in Paragraph 1.1H ("Monthly Base Rent"). Monthly Base Rent is subject to adjustment pursuant to Paragraph 22, and as adjusted is called "Adjusted Monthly Base Rent." Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term for which it is due hereunder. Adjusted Monthly Base Rent (and abatements thereof) shall be prorated for partial months within the Term (or within such abatement periods). All charges, costs and sums required to be paid by Tenant to Landlord under this Lease and under the Work Agreement, in addition to Monthly Base Rent and Adjusted Monthly Base Rent, shall be considered additional rent, and Monthly Base Rent, Adjusted Monthly Base Rent and additional rent shall be collectively called "Rent." Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease, except such covenants which expressly define, modify or limit the payment of Rent.

                                      4.

                             INTENTIONALLY OMITTED

                                      5.

                                   SERVICES

5.1  GENERAL SERVICES

     Landlord shall provide the following services (subject to the provisions of this Lease and applicable legal restrictions):

          (1) heat and air-conditioning in the Premises, Monday through Friday, excluding Saturdays, Sundays and "national holidays," from 8:00 A.M. to 6:00 P.M., substantially in accordance with the HVAC specifications set forth in Exhibit D attached;

          (2) city water from the regular Building fixtures for drinking, lavatory and toilet purposes only;

          (3) cleaning services in the Premises Monday through Friday, excluding Saturdays, Sundays and "national holidays", in accordance with the cleaning specifications attached hereto as Exhibit E;

          (4) operatorless passenger elevator service to and from the Premises in common with other tenants of the Building, 24 hours per day, every day of the year, subject to fire or other casualty, condemnation and necessary repairs, replacements and maintenance; and

          (5) A Building Directory Board in the ground floor lobby of the Building in which Landlord, at its expenses shall provide Tenant with space for Tenant's Proportionate Share of the available tenant names on said Building Directory Board, provided, that so long as there is demised under this Lease, not less than the initial rentable area specified in Paragraph 1.1I, Landlord shall provide Tenant with space on said Building Directory Board for not less than 40 tenant names. Such names shall be promptly changed by Landlord as Tenant from time to time requests, but such changes shall be at Tenant's reasonable expense (for Landlord's direct out-of-pocket Costs) therefor, if Landlord retains an outside independent contractor to effectuate such name changes. Tenant, at its expense, may, with Landlord's prior written consent of Tenant's design (which consent shall not be unreasonably withheld or delayed) install the Burlington Northern standard logo on said Building Directory Board.

Notwithstanding the provisions of this Paragraph 5.1, nothing in this Paragraph
5.1 shall affect or reduce Tenant's obligation to pay any escalation in Operating Expenses as set forth in Paragraph 22.2 of this Lease, as subject to Paragraphs 15.3 and 37 hereof. For purposes of this Paragraph 5.1, "national holidays" shall mean and include New Years Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

5.2  ADDITIONAL AND AFTER-HOUR SERVICES

     Landlord shall not be obligated to furnish any services or utilities, other than those stated in Paragraph 5.1 above. Notwithstanding the foregoing, if Tenant shall require heating or air-conditioning outside the hours and days specified in Paragraph 5.1(1), Landlord shall (subject to the provisions of this Lease and applicable legal restrictions) furnish the same for the floor or floors or half-floors, or less, as provided below, and at the times specified in a written request of Tenant delivered to Landlord not less than a reasonable time (which shall not require more than 24 hours' prior notice) before the requested commencement of such service. Tenant shall pay Landlord within 30 days after receipt of a bill therefor, Landlord's costs for providing any such services at an hourly rate calculated as follows:

          (a) the costs for weekend and holiday service shall be $90.00 per hour of necessary operation if all the pertinent Building equipment for both wings of the Building is being operated, and $61.00 per hour of necessary operation if Tenant requests that the equipment be operated for only certain portions of the Premises located entirely within either the north or the east wing of the Building and provided that said portions are demised as a half-floor and are in conformance with the design capabilities of the HVAC system for the Building. Such costs ($90.00 and $61.00) represent Landlord's direct out-of-pocket costs for the power, materials and labor for the operation of the equipment and Landlord agrees to use reasonable efforts at all times to minimize such costs; and

          (b) the costs for weeknight service shall be Landlord's out-of-pocket costs for the powers materials and labor for the operation of the equipment to provide such service during such time.

Notwithstanding the foregoing, the costs described in the preceding subparagraphs (a) and (b) shall in the future be increased or decreased, as the case may be, from time to time during the Term by the amount of all increases or decreases in Landlord's actual out-of-pocket costs for energy, materials and/or labor in furnishing such services from and after the date of this Lease. If more than one tenant of the Building is furnished such service for the same hour(s), it is understood that the cost will be prorated if such proration is reasonably possible and practical. If Tenant fails to make any such payment, Landlord may without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hour services until such failure is corrected. No such discontinuance of any service shall result in any liability of Landlord to Tenants or be considered an eviction or a disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease.

5.3  TENANT'S UTILITIES

     Subject to the provisions of the Work Agreement, Tenant, at Tenant's cost and expense, shall make arrangements directly with the telephone company and the entity providing electric service to the Building for telephone service, the installation of wires and cables therefor, and all electric power or current desired by Tenant in the Premises. Tenant shall pay, for all telephone and electric service used or consumed in the Premises, including without limitation the cost of such Installation of wires and cables for such service. Any installation of telephone service in the Premises by Tenant shall be in compliance with the National Electric Code 300-22.

5.4  DELAYS IN FURNISHING SERVICES

     Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be liable for damages for any failure or delay in furnishing any service or utility described in Paragraph 5.1 or 5.2 above if such failure or delay is caused in whole or in part by any one or more of the causes specified in Paragraph 2607 of this Lease. No such failure or delay caused in whole or in part by any one or more of the causes specified in Paragraph 26.7 of this Lease shall result in any liability of Landlord to Tenant or be deemed to be an eviction or disturbance of Tenant's use or possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease, except as provided in Paragraph 37 below.

Landlord agrees to promptly commence and diligently pursue action to restore any services or utilities interrupted as provided above.


                                      6.

                         POSSESSION, USE AND ENJOYMENT

6.1  POSSESSION AND USE OF PREMISES

     Tenant shall be entitled to Possession of half floor portions of the Premises when the tenant improvements for each such half-floor portion is "substantially completed" (as defined in the Work Agreement). Tenant shall occupy and use the Premises only for general office purposes (and activities incidental to general office use), and for no other use or purposes; provided, that such general office use shall include, to the extent permitted by applicable zoning codes, the following specific purposes:

          (a) Cafeterias, kitchens, pantries, and dining rooms for the feeding of employees and guests of Tenant;

          (b)  Recreation rooms for employees of Tenant;

          (c) Vending machines and snack bars for the sale of food, confections, non-alcoholic beverages, cigars and cigarettes, newspapers and other convenience items to employees of Tenant;

          (d) business machines, equipment for printing, producing and reproducing of forms, circulars and other materials used in connection with the conduct of Tenant's business, and equipment for the production of such blue prints, photostats and other materials as Tenant may require for the transactions of its business, but not for sale to others;

          (e)  A library for Tenant and its employees;

          (f)  Computers and other electronic data processing equipment;

          (g)  Board rooms and conference rooms;

          (h)  Training rooms for employees, customers and clients of Tenant;

          (i)  Safe and vault area;

          (j)  Audio visual and closed circuit television facilities;

          (k) Exercise and health room facility for employees of Tenant; including locker rooms, showers and related facilities;

          (l)  Radio and other electronic communication facilities; and

          (m) Facilities for storage of equipment and supplies in connection with the foregoing.

Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

               (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement ordinance or rule (including the rules of the Board of Fire Underwriters);

               (2) may be unreasonably dangerous to persons or property outside of the Premises;

               (3) would invalidate or increase the amount of premiums under the Policies of insurance described in Paragraph 17.2 carried by Landlord and affecting the Building or covering its operation or violate the terms thereof and unless, if any additional amounts of insurance premiums are payable as a result of Tenant's Occupancy or use of the Premises in violation of this clause, Tenant pays to Landlord the additional amounts on demand as they become due under the applicable insurance policies;

               (4) may create a nuisance, or injure the reputation of the Building;

               (5)  would violate applicable zoning codes.

6.2  QUIET ENJOYMENT

     So long as neither this Lease nor Tenant's right to Possession of the Premises has been terminated, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises, subject to (i) the provisions of this Lease, (ii) any governmental action, and (iii) any cause beyond the reasonable control of Landlord.



                                      7.

                             CONDITION OF PREMISES

     Tenant shall give Landlord two written lists (the "Punch Lists", collectively), the first of which shall be given within 30 days after Tenant takes possession of substantially all of the Premises and shall designate all patent defects claimed by Tenant in that portion of the improvements installed by Landlord in the Premises under the Work Agreement which are substantially completed as of such date of possession by Tenant, and the second of which shall be given within 30 days after the remaining portion of the improvements installed by Landlord in the Premises under the Work Agreement are substantially completed and shall designate all patent defects claimed by Tenant in such remaining portion of the improvements. Except as otherwise expressly provided herein and except for defects stated in the Punch Lists and latent defects not discoverable by Tenant within 30 days after Possession, but disclosed by written notice given by Tenant to Landlord prior to the expiration of the first year of the Term, Tenant shall be conclusively Presumed to have accepted the Premises and all tenant improvements installed by Landlord therein in the condition existing on the date Tenant first takes possession of the Premises and to have waived all claims relating to the condition of the Premises and such tenant improvements, subject however to the provisions of Paragraphs 9.1 and 37. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation or warranty regarding the condition of the Premises or the Building or regarding any other matter of any kind or nature has been made by or on behalf of Landlord to Tenant, except as expressly stated in this Lease or in the Work Agreement. Landlord agrees to promptly and diligently correct all defects or deficiencies in the improvements installed by Landlord in the Premises, as set forth in the Punch Lists, or in any subsequent written notice of latent defects given by Tenant to Landlord prior to the expiration of the first year of the Term; provided that Landlord reserves the right to contest or dispute any such defect or deficiency claimed by Tenant I in which event such corrections need not be made by Landlord until such time as the dispute is conclusively decided.


                                      8.

                           ASSIGNMENT AND SUBLETTING

8.1  ASSIGNMENT AND SUBLETTING

     Without the prior written consent of Landlord, Tenant shall not (i) sublease all or any part of the Premises or assign, convey, encumber, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise, or (ii) permit the use and occupancy of all or any part of the Premises by any party other than Tenant, its agents, employees, invitees and guests. Landlord agrees that Landlord's consent to a proposed sublease or proposed assignment of this Lease by Tenant shall not be unreasonably withheld or delayed. Further, Landlord agrees that the interest of Burlington Northern Railroad Company ("BN") under this Lease may be encumbered by a blanket bond indenture now or hereafter covering substantially all of the assets of BN; provided, however, that if the leasehold estate of BN shall be taken on foreclosure, execution or other process of law under any such blanket bond indenture (or voluntary assignment or transfer in lieu of foreclosure or execution) such action shall constitute an event of a default by Tenant under this Lease. If Tenant desires to assign Tenant's interest in this Lease or enter into any sublease of all or any part of the Premises. Tenant shall, after compliance with Paragraph 8.02 below, deliver written notice of such intent to Landlord together with a copy of the proposed assignment or sublease at least 30 days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any sublease approved by Landlord shall be expressly subject to the terms and conditions of this Lease. Tenant shall, in addition to Tenant's other obligations under this Lease (including the obligation to pay all Adjusted Monthly Base Rent when due) pay to Landlord with respect to each approved sublease and each approved assignment entered into by Tenant (excluding any sublease or assignment by BN to an "affiliate"), 50% of the "net profits" realized by Tenant under such sublease or assignment. As used herein "net profits" shall mean with respect to each approved assignment or approved sublease, the aggregate amount for all rents, additional rents, charges and consideration paid to or recovered by Tenant, from time to time, under or with respect to such sublease or assignment, less the sum of (a) the underlying Rent, additional rents and other charges payable hereunder applicable to the portion of the Premises so subleased or assigned, (b) amounts reimbursed by Tenant to the assignee or sublessee in connection with such assignment or sublease, (c) expenditures for direct costs and expenses of advertising, leasing commissions, attorneys fees and alterations or additions to the portion of the Premises so subleased or assigned, and another direct costs and expenses paid by Tenant in connection with the consummation, performance or enforcement of such sublease or assignment (which, for purposes of calculation of net profits shall, if required by generally accepted accounting principles, be capitalized and amortized over the term of the assignment or sublease), and (d) the unamortized or unrecovered initial moving expenses of Tenant and Tenant's costs of improvements to the Premises to the extent related to the occupancy of the Premises by Tenant or an affiliate of Tenant and to the extent paid by Tenant with respect to the portion of the Premises so subleased or assigned as determined in accordance with generally accepted accounting principles consistently applied. Tenant agrees-to provide Landlord within 30 days after the execution of any sublease or assignment, a full and detailed accounting of all expenses and costs paid or incurred by Tenant prior to such execution in connection with such sublease or assignment. Tenant shall make monthly payments to Landlord of Landlord's share of net profits with respect to any sublease or assignment, each such payment to be made within 30 days after each month during which any such net profits are realized. Tenant shall submit with each such payment. Tenant's calculation of the net profits for the month for which such payment is made, which calculation shall be certified as accurate by an officer of Tenant; provided, such calculation and certificate shall be necessary only as changes are made from calculations and certificates previously made. In the event of any approved sublease or approved assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease approved by Landlord. For the purpose of this Paragraph, except to the extent expressly provided herein, an assignment shall be considered to include with respect only to any approved assignee of this Lease, a change in the majority ownership or control of such assignee, if such assignee is a partnership or a corporation whose shares of stock are not traded publicly. With respect to any assignment which results by reason of a sale of stock in an assignee of Tenant, Landlord's right to 50% of the net profits realized from such assignment shall only arise if this Lease constitutes at least 50% of the value of the assets of such assignee as of the date of such assignment. In no event shall there exist at any time during the Term, more than two subleases and/or assignments affecting space on any floor upon which the Premises are located, each of which such subleases and assignments demises less than 2,000 square feet of rentable area of the Premises. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "affiliate" without the prior written consent of Landlord, but upon prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. For purposes of this Lease, "affiliate" shall mean any person, corporation or other entity controlling, controlled by, or under common control with BN (or its successors as a result of merger, consolidation or transfer of substantially all the assets of BN). The term "control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person through the ownership, directly or indirectly, of more than fifty-percent (50%) of the voting or equity securities in any such controlled person.

8.2  RECAPTURE

     If Tenant desires to assign this Lease or to sublease all or any part of the Premises, Tenant shall give Landlord written notice of such intent ("Tenant's Notice") prior to Tenant entering into such assignment or sublease. Tenant's Notice for a proposed sublease shall identify the space to be subleased, the name of the proposed subtenant, the proposed commencement date and expiration date of the term of such sublease, the rental and other salient terms and conditions applicable to the proposed sublease. Tenant's Notice for a proposed assignment shall identify the proposed effective date of such assignment, the name of the proposed assignee, the consideration to be paid for the proposed assignment and all other salient terms and conditions applicable to such assignment. Landlord shall thereupon have the option to exclude from the Promises covered by this Lease (i) all of the Premises, if Tenant's Notice specifies a proposed assignment, or (ii) the portion of the Premises described in Tenant's Notice, if Tenant's Notice specifies a proposed sublease, but only if the term (counting all renewal or extension terms granted in such sublease) of such sublease expires on any date occurring during or after the last year of the Term of this Lease (provided, that if on or before the date that Tenant gives Tenant's Notice with respect to such sublease, Tenant exercises any Renewal Option under Paragraph 31 hereof, "last year of the Term of this Lease" as used herein shall mean the last year of the Renewal Term for which such Renewal Option was exercised), which exclusion shall be effective as of the proposed effective date of assignment or the proposed commencement date of sublease, as the case may be, as specified in Tenant's Notice. Notwithstanding the foregoing to the contrary, Landlord shall have no recapture options hereunder with respect to any sublease entered into by Tenant during the last five years of the initial Term of this Lease; provided, however, that with respect to any such sublease, if Tenant exercises any Renewal Option under (Paragraph 31 hereof, Landlord shall be entitled to 100% of the net profit in lieu of 50% of the net profits) under Paragraph 8.1 above, realized with respect to such sublease during all Renewal Terms of this Lease. Landlord may exercise said recapture option by giving Tenant written notice within 20 days after receipt by Landlord of Tenant's Notice of the proposed assignment or sublease. If Landlord exercises said option, Tenant shall surrender possession of the space to be excluded from this Lease on the effective date of exclusion of said space from this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease except as otherwise specified in this Lease, and further provided that Tenant shall pay when due all Rent accruing under this Lease with respect to said space prior to the effective date of exclusion of said space from this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph: (i) the Monthly Base Rents specified in Paragraph 1.1H shall each be reduced in the same proportion as the number of rentable square feet by the portion of the Premises so excluded bears to the number of rentable square feet of the Premises immediately prior to such exclusion; (ii) the rentable square feet of the Premises specified in Paragraph 1.1I shall be decreased by the number of rentable square feet of the portion of the Premises so excluded as determined in accordance with Paragraph 22.1G hereof; (iii) Tenant's Proportionate Share shall be adjusted accordingly; and (iv) there shall be no restrictions on Landlord reletting the portion of the Premises so excluded to any other tenant, including, without limitation, any proposed sublessee or assignee of Tenant. If Landlord does not exercise said option, Tenant may not thereafter (i) enter into a sublease or assignment which contains material differences from the sublease or assignment described in Tenant's Notice, nor
(ii) enter into a sublease or assignment which is identical to the sublease or assignment described in Tenant's Notices but which is entered into after the date which is 120 days after the date that Tenant's Notice is delivered to Landlord, without again complying with the provisions of this Paragraph 8.2 and affording Landlord the rights to recapture space as hereinabove provided. Notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 8.2 shall not apply to any assignment or sublease to an affiliate of Tenant.


                                      9.

                            MAINTENANCE AND REPAIR

9.1  LANDLORD'S MAINTENANCE AND REPAIR

     Subject to the provisions of Paragraphs 5.3, 9.2, 11.1, 15, 17.4, 26.7 and the other provisions of this Lease, Landlord, at its expense, shall keep and maintain the Building in a standard consistent with other first-class office buildings in the "Corridor" (as defined in paragraph 30.8), and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire

Underwriters) which are valid and enforceable and in connection therewith shall maintain and make necessary repairs to the structural elements of the Building, including but not limited to the roof, curtain wall, exterior doors and exterior windows of the Building, the standard electrical Plumbing, heating ventilation and air conditioning systems located in the Building, the elevators and the common and public areas of the Building and the land upon which the Building is situated (the "Land"), including the ground floor lobby and public corridors, together with the parking area for the Building, as shown in Exhibit F, landscaping and walkways; provided, however:

          (1) Landlord shall not be responsible for the maintenance or repair of any such systems which are supplemental or special to the Building's standard systems and which exclusively serve the Premises, whether installed pursuant to the Work Agreement or otherwise, and whether located within or outside of the Premises;

          (2) Landlord shall not be responsible for any maintenance or repair of any floor coverings or wall coverings in the Premises.

Notwithstanding the foregoing provisions of this Paragraph 9.1, nothing in this Paragraph 9.1 shall affect or reduce Tenant's obligation to pay any escalation in Operating Expenses as set forth in Paragraph 22.2 of this Lease, as subject to Paragraphs 15.3 and 37 hereof.

9.2  TENANT'S MAINTENANCE AND REPAIR

     Subject to the provisions of Paragraphs 9.01, 11.02, 15 and 17.4, Tenant, at its expense, shall from and after the Commencement Date, keep, maintain and repair the Premises and all contents therein in good order and operating condition (normal wear and tear accepted) and in accordance with all applicable legal governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters) which are valid and enforceable. By way of inclusion and not limitation, but subject to Paragraphs 9.1, 11.2, 15 and 17.4, Tenant, at its expense, shall maintain and repair in good operating condition the electrical, lighting, plumbing, heating ventilating and air conditioning systems in the Premises which are supplemental or special to the Building's standard systems, and Tenant shall pay for all maintenance, repair and replacement of all lighting fixtures, electrical switches, electrical outlets, lamps, bulbs, tubes, ballasts and starters in the Premises.



                                      10.

         ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY

10.1 TENANT'S ALTERATIONS SUBSEQUENT TO INITIAL OCCUPANCY

     Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), make or cause to be made any alterations, improvements, additions or installations in or to the Premises subsequent to the initial occupancy of the Premises by Tenant. Notwithstanding the foregoing, Tenant may without Landlord's prior written consent but subject to all of the other provisions of this Lease, decorate or redecorate the Premises, including painting, installation of floor coverings and installation of wall coverings, but excluding any structural work (e.g. relocation of any doors or partitions) and excluding any work involving any mechanical, electrical or plumbing system, equipment or lines consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval: architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory to Landlord (acting reasonably). In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for such work and materials in full, and, if the cost of such work will exceed $100,000 so long as BN or an affiliate is effecting such work or acquiring such materials (otherwise $50,000) and if requested by Landlord, Tenant shall deposit with Landlord at such time, cash or, at Tenant's option, a letter of credit, in amounts sufficient to provide full security for the payment of said work and materials. Subject to Paragraphs 11 and 17.4, Tenant agrees to hold Landlord, its beneficiary, the partners of such beneficiary and each of their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be performed only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld or delayed) and which are licensed, bonded and insured under policies satisfactory to Landlord. If Landlord in good faith determines that such work will cause labor disharmony in connection with other construction in the Building or in the operation of the Building, then all such work shall be performed only by union labor. Such work shall be performed in such manner as will not unreasonably interfere with the normal conduct of business in the Building. Tenant's agents, contractors, workmen, mechanics and suppliers shall work in harmony and not unreasonably interfere with Landlord's agents and contractors or the general operation of the Building. If at any time such work shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may reasonably restrict Tenant's authority to continue to perform such work. Tenant shall pay the cost of all such work. Upon completion of such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. All such work shall be in compliance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable Insurance companies. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials. Tenant shall permit Landlord, if Landlord so desires, at Landlord's expense, to observe and inspect construction operations in connection with such work; provided, however, that such observation and inspection or right to observe and inspect by Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alterations, improvements, additions and installations to or on the Premises shall (subject to Paragraph 13) become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant. Tenant, at its sole expense, may, subject to all of the terms and conditions of this Paragraph 10.01 and this Lease, install security systems, additional safety and security devices, auxiliary emergency electrical power equipment and supplies, a key system or other system to control access of all elevators to floors wholly occupied by Tenant and alterations within the Premises as may be required to increase the floor load limitation in the event it is necessary for Tenant to place a load upon any floor exceeding the current floor load capacity, inter-floor interior stairs connecting contiguous floors within the Premises, self contained HVAC and humidity control units not served by the Building's water systems; provided, however, that all such work shall be subject to the design requirements and limitations of the Building, applicable Building codes and shall be performed in such manner as will minimize interference with the operation of the Building and the use and occupancy of other tenants of the Building. Landlord may condition its consent to any such non-standard alteration, improvement, addition or installation on the removal of same by Tenant, at Tenant's expense, at the expiration or termination of this Lease, as provided in Paragraph 13.

10.2 LIENS

     Subject to the following sentence, Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Premises, the Building, the Land or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant, except liens arising out of any work performed by Landlord for Tenant under the Work Agreement (unless such liens arise by reason of Tenant's failure to pay its share of the cost of such work). If any such lien or claim for lien is filed Tenant shall within 10 days after such filing either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord indemnifying Landlord, its partners and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, in addition to the other rights and remedies under this Lease and without investigating the validity of such lien and after five days prior notice to Tenant, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and attorneys' fees.

10.3 LANDLORD'S ALTERATIONS

     Landlord agrees that unless required by law Landlord shall not without the prior written consent of Tenant (which consent shall not be unreasonably withheld or delayed) make any alterations, additions or improvements to the Building which would (i) materially adversely affect access to the Building or the Premises, (ii) materially adversely affect the design or character of the ground floor lobby of the Building, or (iii) materially increase the amount of adjustments to Monthly Base Rent payable by Tenant under Paragraph 22 of this Lease.


                                      11.

                        WAIVER OF CLAIMS AND INDEMNITY

11.1 TENANT WAIVER

     Notwithstanding any provision in this Lease to the contrary, neither Landlord, nor its beneficiary, nor the partners of such beneficiary, nor their respective agents or employees shall be liable to Tenant, or to Tenant's agents or employees, for:

          (a) any damage to property or (except in the event of negligence or willful misconduct of Landlord, its beneficiary, the partners of such beneficiary or their respective duly authorized agents or employees) any injury to person due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, or due to the Building or the land upon which it is situated, or any part thereof, becoming out of repair, or by defect in or failure of pipes or wiring, or by the backing up of drains, or by the bursting or leaking of pipes, faucets, and plumbing fixtures, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises or other portions of the Building or the land upon which the Building is situated; or

          (b) any damage to property or (except in the event of negligence or willful misconduct of Landlord, its beneficiary, the partners of such beneficiary or their respective duly authorized agents or employees) any injury to person that may be occasioned by or through the acts or omissions of other tenants in the Building or of any other person whatsoever; or

          (c) any loss or damage to any property or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, or order of government authority, or nay other matter beyond the control of Landlord.

11.2 LANDLORD WAIVER

     Notwithstanding any provision in this Lease to the contrary, neither Tenant nor its agents or employees shall be liable to Landlord, its beneficiary, the partners of such beneficiary, or their respective agents or employees, for:

          (a) any damage to Property or (except in the event of negligence or willful misconduct of Tenant, or its duly authorized agents or employees) any injury to person due to the condition or design of or any defect in the Premises or its mechanical systems or equipment which may exist or occur. or due to the Premises, or, any part thereof, becoming out of repair, or by defect in or failure of pipes or wiring, or by the backing up of drains, or by the bursting or leaking of pipes, faucets, and plumbing fixtures, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises or other portions of the Building or the land upon which the Building is situated; or

          (b) any damage to property or (except in the event of negligence or willful misconduct of Tenant, or its duly authorized agents or employees) any injury to person that may be occasioned by or through acts or omissions of any other person whatsoever;

          (c) any loss or damage to any property or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, or order of governmental authority, or any other matter beyond the control of Tenant.

11.3 TENANT INDEMNIFICATION

     Tenant agrees that it will indemnify and hold and save Landlord, its beneficiary, the partners of such beneficiary and their respective agents and employees, whole and harmless of, from, and against (a) all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach, violation, or nonperformance of any term. provision, covenant, agreements or condition on the part of Tenant under this lease and (b) all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord or any of such indemnitees on account of injury to person or damage to the property of parties other than Landlord or Tenant occurring in or about the Building, to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, by the negligence or willful misconduct of Tenant or any of its duly authorized agents or employees, or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of its duly authorized agents or employees of any law, ordinance, or governmental order of any kind, or (except to the extent due to any defect in the Building not caused by Tenant, its duly authorized agents or employees) when any such injury or damage may in any other way arise from or out of the negligence or willful misconduct of Tenant or any of its duly authorized agents or employees in connection with occupancy or use by Tenant, its duly authorized agents or employees, of the Premises. Such indemnification of Landlord by Tenant shall be effective only to the extent that Landlord's indemnification of Tenant pursuant to Paragraph 11.4 is not effective. Tenant covenants and agrees that in case Landlord or any of such indemnitees shall be made a party to any litigation commenced by or against Tenant with respect to which Tenant has agreed to indemnify Landlord and such other indemnitees hereunder, or relating to this Lease or to the Premises, then Tenant shall and will pay all reasonable costs and expense, including reasonable attorneys' fees and court costs, incurred by Landlord or such indemnities by virtue of any such litigation, to the extent contemplated by such indemnification, and the amount of all such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord.

11.4 LANDLORD INDEMNIFICATION

     Landlord agrees that it will indemnify and hold and save Tenant and its agents and employees whole and harmless of, from, and against (a) all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach, violation, or nonperformance of any term, provision, covenant, agreement, or condition on the part of Landlord under this Lease and (b) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from, or asserted against Tenant or any of such indemnitees on account of injury to person or damage to the property of parties other than Landlord or Tenant occurring anywhere in or about the Building other than the Premises, to the extent that any such damage or injury may be incident to, arise out of, or be caused, either proximately or remotely, by the negligence or willful misconduct of Landlord, its beneficiary, the partners of such beneficiary or any of their respective duly authorized agents or employees, or when any such injury or damage is the result, proximate or remote, of the violation by Landlord, its beneficiary, the partners of such beneficiary or any of their respective duly authorized agents or employees of any law, ordinance, or governmental order of any kind. Such indemnification of Tenant by Landlord shall be effective only to the extent that Tenant's indemnification of Landlord pursuant to Paragraph 11.3 is not effective. Landlord covenants and agrees that in case Tenant or any of such indemnitees shall be made a party to any litigation with respect to which Landlord has agreed to indemnify Tenant and such other indemnitees hereunder, then Landlord shall and will pay all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Tenant or such indemnitees by virtue of any such litigation, to the extent contemplated by such indemnification, and the amount of all such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Landlord to Tenant.

                                      12.

                              LANDLORD'S REMEDIES

12.1 EVENTS OF DEFAULT

     Each of the following shall constitute an event of default by Tenant under this Lease:

          (a) Tenant shall fail to pay any installment of Rent when due; provided, however, that with respect to the first two such failures in any year of the Term, no default shall be deemed to have occurred unless Tenant additionally fails to cure such default within 5 days after written notice to Tenant;

          (b) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Work Agreement to be observed or performed by Tenant and fails to cure such default within 20 days after written notice to Tenant; provided, that if such default is not susceptible to being cured within said 20-day period, but Tenant immediately commences such cure and thereafter actively, diligently and continuously prosecutes such cure to completion (including providing to Landlord with weekly written status reports of the progress of such cure), then said 20-day period shall be extended so long as Tenant is so actively, diligently and continuously prosecuting such cure, but in no event shall said 20-day period be extended by more than 60 days;

          (c) Tenant shall become insolvent, or shall make an assignment for the benefit of creditors, or shall make a transfer in fraud of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due;

          (d) Tenant files a petition under any section or chapter of the Bankruptcy Code, or any amendment, replacement or substitution thereof; or a petition proposing the entry of an order for relief against Tenant under any section or chapter of the Bankruptcy Code or under any present or future law or statute of the United States shall be filed in any court, and with respect to any such petition filed against Tenant, the same shall not be discharged or denied within 180 days after the filing thereof;

          (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or

          (f) The leasehold estate of Tenant hereunder shall be taken on execution or other process of law in any action against Tenant.

12.2 LANDLORD'S REMEDIES

     Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

     A. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under laws specifically including, without limitation, all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), or

     B. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord shall, if and to the extent required by law, take reasonable measures to mitigate the damages recoverable against Tenant and in connection therewith, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord does not relet the Premises, then Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month (less any amount which Landlord could have realized if Landlord relet the Premises to a reputable, creditworthy substitute tenant procured by Tenant and presented to Landlord in writing, which substitute tenant was ready, willing and able to lease the entire Premises from Landlord under a lease in form identical to the form of this Lease). If the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as stated in Article 13; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease.

12.3 BANKRUPTCY CURE

     If an event of default occurs by reason of an occurrence under either Paragraph 12.1(c), (d) or (e) above, and if BN has theretofore assigned this Lease to an approved assignee (other than an affiliate), and if such occurrence involves such assignee, then so long as BN (or such an affiliate) continues to pay and perform to the extent not paid or performed by such assignee (or other parties involved in the applicable proceedings) all obligations of Tenant under and in accordance with this Lease, such occurrence shall not constitute an event of default by Tenant under this Lease.

12.4 ATTORNEYS' FEES

     Each party shall pay upon demand, all costs and expenses, including attorneys' fees, incurred by the other party in successfully enforcing such first party's obligations under this Lease and the Work Agreement, or resulting from such first party's established default under this Lease.


                                      13.

                             SURRENDER OF PREMISES

     Upon the expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and fire and other casualties not caused by Tenant excepted, subject however to the provisions of Paragraphs 11 and 17.4. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises prior to such termination all moveable trade fixtures and personal property of Tenant, including, without limitation, movable office furniture, movable office equipment (e.g., printing, photographic or copying machines) and readily movable partitions installed by Tenant, any signs installed by Tenant, any speakers and communication systems installed by Tenant and artifacts and special items or built-ins of an historic nature to BN, without credit or compensation from Landlord in any such case; provided, Tenant immediately shall repair all damage resulting from such removal so as to restore the Premises to a tenantable condition subject however to the provisions of Paragraphs 11 and 17.4 and to the obligations of Landlord under Paragraph 15.4. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any movable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any movable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed, and all improvements made by Tenant to the Premises which are not or cannot be removed as otherwise provided herein, shall be conclusively presumed to have been abandoned by Tenant and title to such property, shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store, keep and/or dispose of such property. In addition to the foregoing, Tenant shall upon the expiration or termination of this Lease or termination of Tenant's right to possession of the Premises, remove any improvement, alteration, addition or improvement made to the Premises by or on behalf of Tenant and repair all damage resulting from such removal so as to restore the Premises to a tenantable condition, if Landlord requests any such removal by written notice given to Tenant prior to the expiration or termination of this Lease, and provided that Landlord's original consent to the installation of such improvement, alteration, addition or improvement was conditioned upon Tenant's removal of same, at Landlord's request, upon the expiration or termination of this Lease.


                                      14.

                                 HOLDING OVER

     Tenant shall pay Landlord double the fair rental value of the Premises, as determined by Landlord (but in no event less than double the Adjusted Monthly Base Rent then applicable under this Lease) for each month or partial month during which Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease. Tenant shall be liable to Landlord for all reasonably foreseeable damages which Landlord shall suffer by reason of any holding over by Tenant without Landlord's written consent and Tenant shall indemnify Landlord against all reasonably foreseeable claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises, or any part thereof, to such other tenant or prospective tenant, due to such holding over by Tenant. The provisions of this Article shall not constitute a waiver by Landlord or any re-entry rights of Landlord available under this Lease or by law. If Tenant retains possession of the Premises, or any part of the Premises, for 30 days after the expiration or termination of this Lease, then Landlord, at Landlord's election expressed in written notice to Tenant. given within thirty
(30) days after the expiration of the aforesaid 30-day period (but in any event prior to the vacation of the Premises by Tenant), may, in addition to all other rights and remedies available to Landlord under this Lease. constitute such holding over as a renewal of this Lease for a period of one year on the same provisions as are set forth in this Lease, but for a Monthly Base Rent equal to the then fair monthly base rental value of the Premises, as determined by Landlord (but in no event less than the Adjusted Monthly Base Rent then payable by Tenant under this Lease).


                                      15.

                        DAMAGE BY FIRE OR OTHER CASUALTY

15.1 SUBSTANTIAL UNTENANTABILITY

     If either the Premises or the Building is rendered "substantially untenantable" by fire or other casualty, Landlord may elect by giving Tenant written notice within 120 days after the date of said fire or casualty, either to:

          (1) terminate this Lease all of the date of the fire or other casualty; provided that Landlord concurrently or prior to the termination of this Lease also terminates the leases of all other office tenants of the Building (if and to the extent such other leases so permit such termination) and does not enter into new leases or grant rights of occupancy in the Building to any such other tenants (or parties under their control or under common control with them) within six months after such termination; or

          (2) proceed to repair or restore the Premises or the Building, other than leasehold improvements and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty.

If Landlord elects to proceed pursuant to subsection (2) above, Landlord's notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so required will exceed 360 days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than 20 days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 360 days, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in force and effect. For purposes of this Paragraph 15, the Building (excluding the Premises) shall be deemed so damaged by fire or other casualty that it is "substantially untenantable" only if the costs to repair the same would exceed one-third of the full replacement cost (excluding foundations) of the Building.

15.2 INSUBSTANTIAL UNTENANTABILITY

     If the Premises are damaged by fire or other casualty but are not rendered substantially untenantable, then neither Landlord nor Tenant shall have the right to terminate this Lease. Notwithstanding the foregoing, if such damage occurs during the last 24 months of the then existing Terms and provided Tenant does not within 30 days after the occurrence of such fire or casualty exercise any then executor Renewal Options under Paragraph 31 hereof, Landlord shall have the right to terminate this Lease but only with respect to each one-half floor increment of the Premises then covered by this Lease which increment would not reasonably be available for occupancy by Tenant under this Lease for at least one year following the estimated date of completion of repairs or restorations to such increment. Landlord may exercise such termination option by giving written notice thereof to Tenant within 60 days after the date of such fire or other casualty.

15.3 RENT ABATEMENT

     If all or any part of the Premises are damaged, or the Building is damaged so as to materially adversely affect normal access to the Premises, by fire or other casualty and this Lease is not terminated, Adjusted Monthly Base Rent shall abate for all or that part of the Premises which are untenantable (or normal access thereto is materially adversely affected) on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which are untenantable during such period (save and except any such occupancy thereof which is of an extraordinary nature necessary to preserve systems, files and security).

15.4 LANDLORD'S REPAIRS

     If the Building or the Premises are not so damaged by fire or other casualty as to render either of same substantially untenantable, or so as to materially adversely affect normal access to the Premises, or even if so damaged, neither Landlord nor Tenant elects to terminate this Lease as provided in either Paragraph 15.1 or 15.2 above, Landlord shall diligently commence to repair and restore the damaged portions of the Premises and the Building and shall proceed with due diligence to restore the Building and the Premises (other than personal property installed by Tenant) to substantially the same condition as same existed immediately prior to such fire or other casualty. Landlord shall bear the cost of such restoration of the improvements to the Premises made by or for Tenant, up to an amount equal to the sum of (i) the cost of the Standards of Construction (as defined in the Work Agreement) for the damaged portions of the Premises, plus (ii) the amount of all allowances granted by Landlord to Tenant for the original construction of tenant improvements to the damaged portions of the Premises, and Tenant shall bear all additional costs of such restoration of said improvements.


                                      16.

                                  CONDEMNATION

16.1 DEFINITIONS

     As used herein, the following terms shall have the respective meanings hereinafter set forth unless the context specifies or clearly requires otherwise:

          (a) "Condemnation" shall mean the exercise by any duly authorized governmental authority, public authority or private corporation having the power to acquire real property and improvements or easements thereon for authorized public or other purposes, or any purchase or other acquisition in lieu of such condemnation, or any voluntary sale by Landlord, to any public or quasi-public board, agency, person, corporate or otherwise, having the power of condemnation, either under threat of condemnation or which condemnation proceedings are pending, or any other action by any such authority or person which is held by a court of competent jurisdiction to constitute an exercise of the power of eminent domain.

          (b) "Date of Taking" shall mean the date on which any condemning authority is entitled to lawful possession of all or a part of the Premises, the Building and/or the parking areas of the Building.

          (c) "Taking" shall mean a Taking during the Term of this Lease of all or a part of the Premises, the Building and/or the parking areas for the Building, as a result of Condemnation.

16.2 ENTIRE TAKING

          (a) In the event of a Taking of all the Premises, the Term of this Lease shall expire as of the Date of Taking. Any compensation will be distributed as provided in Paragraphs 16.4, 16.5, 16.6 and 16.7.

          (b) In the event of a Taking of (i) a part, but less than all, of the Premises, or (ii) a Taking of all or a material portion of the parking areas for the Building, and provided that Landlord does not provide reasonable alternative parking areas or parking facilities to Tenant, or
     (iii) a Taking of all or a portion of the Building other than the Premises, in any which event results in Tenant's inability to use the Premises or the remaining portions of the Premises economically and effectively as necessary by Tenant, or there shall be a Taking of a substantial portion of the Premises for a limited period of more than 24 months, the Term of this Lease shall expire as of the Date of Taking. Any award or compensation will be distributed as provided in Paragraphs 16.5 and 16.6 below.

16.3 PARTIAL TAKING

     In the event of a Taking of less than all of the Premises, or of all or part of the parking areas for the Building, or of all or a portion of the Building other than the Premises, and if this Lease shall not have terminated pursuant to Paragraph 16.2 above, this Lease shall remain in full force and effect with respect to the remainder of the Premises and such parking areas except that there shall be a fair and equitable reduction of the rent payable by Tenant from and after the Date of Taking, taking into account the amount, location and value of that part of the Premises and parking areas which were the subject of the Taking and any diminution in Tenant's ability to use the Premises economically and effectively as necessary by Tenant. Any award or compensation will be distributed as provided in Paragraphs 16.5 and 16.6 below.

16.4 TAKING FOR LIMITED PERIOD

     If there shall be a Taking of all or any portion of the Premises for a limited period of less than 24 months, this Lease shall not terminate and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise), and the obligations of Tenant hereunder for the payment of rent shall continue unabated to the extent such rent is not paid by the authority or party effecting the Taking or another party.

16.5 DIVISION OF PROCEEDS

          (a) Landlord shall be entitled to receive the entire awards and proceeds of any Taking, except or otherwise expressly provided herein.

          (b) Tenant shall be entitled to receive such portion of such awards or proceeds as shall represent compensation for the then value of all leasehold improvements paid for by Tenant and then existing on the Premises, but Tenant shall not be entitled to any award for the value, if any, of the unexpired leasehold of this Lease.

          (c) If Landlord and Tenant cannot agree as to the respective portions of any award or proceeds resulting from a Taking, the respective values of the interest of Landlord and Tenant shall be determined by arbitration pursuant to Paragraph 35 hereof. The arbitrators shall be bound to make such division of any award in accordance with the terms of this Lease.


16.6 AWARDS AND DAMAGES

     Except as specifically provided in this Paragraph 16, Landlord reserves all rights to awards or damages to the Building, the Premises and all parking areas for the Building resulting from any Taking.


16.7 APPEARANCE BY LANDLORD AND TENANT

     Landlord and Tenant may each appear in any condemnation or eminent domain proceedings and be represented by their respective counsel.


16.8 NOTICE OF POSSIBLE TAKING

     Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened Taking affecting the Premises, the Building and/or the parking areas for the Building, and neither Landlord nor Tenant shall, without the prior written consent of the other, make any voluntary agreement with the condemning authority which could affect any award to which the other might be entitled as a result of such Taking pursuant to the preceding provisions of this Paragraph 16.


                                      17.

                                   INSURANCE

17.1 TENANT'S INSURANCE

     Tenant, at its expense, shall maintain in force during the Term:

          (1) comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Premises (including Tenant's microwave dishes, whip antennae and sign installations, as described in Paragraphs 32 and 34) and Tenant's use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than $1,000.000 or such other amount as is customarily carried at the time by prudent tenants of property similar to the Building and located in the Corridor, and which Landlord may reasonably require upon not less than six months' prior written notice; and such insurance against All Risks (including sprinkler leakage) for the full replacement cost of all betterments to the Premises paid for by Tenant and all office equipment, furniture, trade fixtures and other items of personal property on the Premises, which insurance shall include Landlord, its beneficiary and the partners of such beneficiary as additional insureds; and

          (2) insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than 30 days' prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Building and located in the Corridor.

     Each of the aforesaid policies shall contain an undertaking by the insurer that such policy will not lapse or be cancelled, except after not less than 30 days' prior written notice to Landlord. Tenant shall furnish to Landlord, if and whenever requested by it, certificates as to the insurance from time to time effected by Tenant and its renewal or continuation in force. Notwithstanding the foregoing to the contrary, so long as BN or an affiliate of BN is the Tenant under this Lease and provided that the net worth of BN (or such affiliate) is not less than $1,000,000,000, BN (or such affiliate) may elect to self-insure against the risks and perils referred to herein and not maintain the insurance specified in this Paragraph 17.1.


17.2 LANDLORD'S INSURANCE

     Landlord shall procure and maintain throughout the Term (a) all risk property damage insurance including fire, extended coverage, vandalism and malicious mischief upon the Building in an amount of not less than ninety percent (90%) of the replacement cost thereof (excluding foundations), and (b) comprehensive liability insurance, which shall include coverage for personal liability, contractual liability, landlord's legal liability, bodily injury, death and property damage, all on an occurrence basis, insuring Landlord against any and all liability for injury to or death of a person or persons and for damage to or destruction of property, and other risks described above, the limits of such policy or policies to be in an amount not less than $1,000,000 combined single limit. Each of the aforesaid policies shall contain an undertaking by the insurer that such policy will not lapse or be cancelled, except after not less than 30 days' prior written notice to Tenant. Landlord shall furnish to Tenant, if and whenever requested by it, certificates or other evidence reasonably acceptable to Tenant as to the insurance from time to time effected by Landlord and its renewal or continuation in force. Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or parties related to Landlord. If such insurance is maintained under a blanket policy, on request of Tenant, Landlord shall procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.


17.3 FORM OF INSURANCE

     All insurance required to be carried by either party hereunder shall be in forms customarily applicable to landlords or tenants, as the case may be, of comparable buildings located in the Corridor and written by an insurance company or companies having a general policyholders' rating of not less that A and a financial rating of Class X as stated in the most current available Best's Insurance Reports, and licensed to do business in the State of Illinois.


17.4 RELEASES OF LIABILITY AND WAIVER OF SUBROGATION

     Notwithstanding any provision in this Lease to the contrary, each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto, or anyone claiming through or under either of them, by way of subrogation or otherwise, during the Term (or upon the expiration or termination of the Term of this Lease) for any and all loss of, or damage to, or condition of, the Premises, the Building, the tenant improvements, and property located on or within the foregoing, resulting from fire or any other casualty or peril which would be insured under any fire and all-risk (or extended risk) property damage insurance policy, or a peril which is actually insureds, whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom such other party may be responsible, or otherwise due to any other cause for which such party would have liability under applicable laws, and whether or not such insurance is in effect or the amount of coverage by such insurance. Such waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to its policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.


                                      18.

                             RULES AND REGULATIONS

     Tenant agrees that Tenant and each of Tenant's employees agents and invitees shall comply with the following rules and regulations and with all reasonable modifications and additions thereto which Landlord may from time to time make; provided that such modifications and additions are in Landlord's good faith Judgment reasonably necessary for the efficient operation of the Building and further provided that same are not inconsistent with the provisions of this
Lease: (1) Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing, which approval shall not be unreasonably withheld or delayed. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building; (2) Intentionally Omitted; (3) Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; (4) Sidewalks, entrances, passages, courts, corridors, (except corridors on full floors occupied by Tenant), elevators and stairways in and about the Premises shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the corridors of the Building or from the exterior of the Building; (5) No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises;
(6) Room to room canvasses to solicit business from other tenants of the Building are not permitted; (7) Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord in all reasonable action consistent with Tenant's use and enjoyment of the Premises at all times, in a manner consistent with this Lease and a first class office building to assure the effective and efficient operation of the heating and air conditioning systems of the Building. All controls shall be adjusted only by authorized building personnel; (8) All corridor doors (except corridors on full floors occupied by Tenant) shall remain closed at all times when not in use; (9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks; provided, that Tenant may, subject to applicable fire and building codes, retain all keys to certain security areas within the Premises, but further provided that (i) Landlord shall have no obligation to clean such security areas, and (ii) Landlord may in case of emergencies, use reasonable force to enter into such security areas, without liability of Landlord to Tenant; (10)

Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, provided Landlord reasonably cooperates with Tenant in effecting such protection. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured; (11) Except as otherwise provided in this Lease, only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises (and any temporary use of machines) and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in this
Article 18 and the other portions of this Lease; (12) All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel; provided that Tenant may, subject to the other provisions of this Lease, use its own employees to perform any such work, and Landlord agrees that its consent to outside contractors of Tenant shall not be unreasonably withheld or delayed; (13) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall reasonably direct (including the designation of elevator) and at Tenant's sole risk and cost; (14) Subject to the other provisions of this Lease, Tenant shall not in any manner deface or damage the Building; (15) Inflammables such as gasoline, kerosene, naphtha and benzene (excluding small amounts of fluids used in Tenant's duplicating machines), or explosives or any other articles of an intrinsically dangerous nature are not permitted in the Building or Premises; (16) Tenant acknowledges that the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring of the Building and the Premises and the needs of other tenants is as specified in Paragraph B1-- Electrical Construction--in the Work Agreement and Tenant shall not use more than such safe capacity, unless Tenant, at its expense, installs special protective equipment or increased capacity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity unless it makes or installs special protective equipment or increased capacity; (17) To the extent permitted by law (but not obligating Tenant to institute any judicial or administrative proceeding), Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent, which consent shall not be unreasonably withheld or delayed;
(18) Tenant shall not enter into or upon any storage, heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas of the Building, except as reasonably necessary in case of an emergency; (19) Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Building, without the prior written consent of Landlord;
(20) Except as otherwise permitted under Paragraph 6.01, Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises; (21) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall unreasonably disturb any other tenant of the Building; (22) Tenant shall keep all electrical and mechanical apparatus free of such vibration, noise and air waves which may unreasonably disturb any other tenant of the Building; (23) Tenant shall not permit odors or vapors to emanate from the Premises which would unreasonably disturb any other tenant of the Building; (24) Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity of the Building (i.e. 80 psf live load plus 20 psf partition load), unless Tenants at its expense, installs necessary support for increased floor loads; and (25) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord, which approval shall not be unreasonably withheld or delayed;

Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Building and shall not be obligated to enforce the same against other tenants; provided, that Landlord shall use reasonable efforts to administer such rules and regulations consistent with other first class office buildings located in the Corridor.


                                      19.

                               LANDLORD'S RIGHTS

     Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) Subject to Paragraph 34, to change the name or street address of the Building; provided, that unless a street address change is required by law, Landlord shall not change the street address of the Building without giving Tenant at least 90 days' prior written notice thereof (or alternatively, agree to reimburse Tenant for reasonable costs to replace stationery and other business materials of Tenant which are then in stock and contain the address of the Building; (2) Subject to Paragraph 34, to install, affix and maintain all signs on the exterior of the Building, the interior of the Building and/or on Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois; (3) To designate and/or approve (which approval shall not be unreasonably withheld or delayed) prior to installation, all types of signs, window shades, blinds, drapes or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises (excluding Tenant's security areas) to prospective tenants at reasonable hours upon prior reasonable notice during the last 24 months of the Term; provided, that Tenant may, at it's election, appoint a representative to accompany Landlord during any such display; (5) Subject to the other provisions of this Lease, to change the arrangement, size, configuration and/or decoration of entrances, exits, doors, closets, atriums, storage areas, corridors, boiler rooms, mechanical rooms, elevators, washrooms, hallways, lobbies, trash and rubbish areas and stairs in or about the Building and to change the arrangement, size and/or configuration of the parking areas, driveways, entrances, exits and all other areas on Lot 3 in the Naperville Corporate Center Subdivision in Naperville Illinois. provided that no such change shall materially adversely affect access to the Premises and further provided that no such changes shall be made to the Premises except as required by law; (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder or obligate Tenant to deal with or obtain services from such party instead of other parties; (7) To have access for Landlord and other tenants of the Building to any mail choates and boxes located in or on the Premises according to the rules of the United States Post Office; (8) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission to the Building at all times under such reasonable regulations as Landlord prescribes; (9) Subject to Paragraph 18(9) hereof, to retain at all times master keys or pass keys to the Premises;
(10) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; and (11) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building as may be necessary or desirable in the operation or protection thereof and to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; provided, however, that in the exercise of any such right, Landlord agrees to give Tenant prior reasonable notice thereof (except in case of emergencies) and shall exercise such right in such manner as will not unreasonably interfere with Tenant's business operations, and if any such action reduces space available for Tenant's exclusive use, the area of the Premises shall be appropriately changed for all purposes of this Lease.

                                      20.

                             ESTOPPEL CERTIFICATE

     Tenant shall from time to time, upon not less than 20 days' prior written request by Landlord or any mortgagee or ground lessor of the Building, or any prospective purchaser of the Building, deliver to such mortgagee, ground lessor or purchaser, a statement in writing signed by Tenant certifying to the extent Tenant believes the same to be true:

          (1) That this Lease and the Work Agreement are unmodified and in full force and effect only if there have been modifications, that this lease and the Work Agreement, as modified, are in full force and effect;

          (2) The amount of Adjusted Monthly Base Rent then payable under this Lease and the date to which Rent has been paid;

          (3) That, to the best of Tenant's knowledge, Landlord is not in default under this Lease or any work letter agreement, or, if in default, a detailed description of such default(s);

          (4) That Tenant is or is not in possession of the Premises, as the case may be; and

          (5) Such other information pertaining to the status of this Lease as may be reasonably requested by such mortgagee, ground lessor or purchaser.

No such statement or certification, or any statements therein, shall constitute a waiver of or in any way affect any claim against any party to this Lease, or any obligation, right or interest arising under this Lease, but Tenant agrees as between Tenant and such mortgagee, ground lessor or purchaser, such statement or certification and all statements contained therein shall be binding and conclusive.


                                      21.

                             RELOCATION OF TENANT

     At any time after the date of this Lease, Landlord may substitute for certain space (the "Relocated Premises") consisting of any portion of the Premises (provided that such portion consists of all portions of the Premises horizontally contiguous thereto) which are located on any floor of the Building upon which Tenant then occupies less than 50% of the rentable area thereof, other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Relocated Premises for all purposes under this Lease, provided: the New Premises shall be substantially similar to the Relocated Premises in area, configuration and installations made by or for Tenant, if Tenant (or any assignee or subtenant of Tenant) is then occupying the

Relocated Premises, Landlord shall arrange for the move and pay the actual moving expenses of Tenant, its property and equipment to the New Premises, which move shall to the extent reasonably possible take place outside of Tenant's normal business hours; Landlord shall give Tenant not less than 45 days prior written notice of such substitution; and Landlord, at its expense, shall improve the New Premises prior to such substitution, with improvements substantially similar to those in the Relocated Premises at the time of such substitution, including reinstallation of any communication lines.


                                      22.

                       ADJUSTMENTS TO MONTHLY BASE RENT

22.1 DEFINITIONS

     For the purposes of this Paragraph 22, the following words and phrases shall have the following meanings:

     A.   "Adjustment Date" shall mean each January 1 occurring within the Term.

     B. "Adjustment Year" shall mean each calendar year during which an Adjustment Date occurs.

     C.   "Base Year" shall mean the calendar year 1985.

     D. "Operating Expenses" shall be defined by the following list of Inclusions and Exclusions:

          (A) Operating Expenses for the Base Year and any succeeding calendar year shall include the following costs and expenditures to the extent reasonably incurred in the ordinary course of, and fairly and equitably allocated to, the operations of the Building and the Land (the "Project" collectively):

               1.   Compensation provided in the form of:

                    (a) Salaries and such other compensation (including payroll taxes, welfare, retirement, vacation, holiday, other paid absences and other fringe benefits) as well as adjustments thereto, payable to the on-premises manager, assistant manager, on-site bookkeeper, secretary, and any other on-site personnel required for performing services rendered in connection with the repair, maintenance and operation of the Project.

                    (b) Wages, salaries and such other compensation and benefits (including payroll taxes, welfare, retirement, vacations holiday, other paid absences and other fringe benefits) as well as adjustments thereto, for employees, independent contractors or agents of Landlord performing services rendered in connection with the normal operation, repair and maintenance of the Project such as the following:

                    (i)  Elevator operations, including Lobby Director, if any;

                    (ii) Window cleaners, miscellaneous handymen, janitors,
               cleaning personnel and porters engaged in cleaning, repairing and maintaining the Project, its equipment and fixtures;

                    (iii) Watchmen, caretakers and person engaged in patrolling and protecting;

                    (iv) Engineers, mechanics, electricians plumbers and persons engaged in the operation, repair and maintenance of the heating, air conditioning, ventilating, plumbing, electrical and elevator systems;

                    (v) Plumbers, operating engineers and electricians engaged in connection with the operation, normal repairs and normal maintenance of the Project.

     2. The uniforms of employees specified in subparagraph 1 above and the cleaning, replacement and pressing thereof;

     3. Normal repairs to and normal physical maintenance of the Project including landscaping, mechanical, equipment and appurtenances thereto and the cost of ordinary supplies, small tools, materials and equipment used in connection therewith which, in accordance with generally accepted accounting principles, would not be capitalized.

     4. Premiums and other charges incurred by Landlord with respect to the following insurance on the Project:

          (a) Fire and extended coverage insurance, including earthquakes, windstorm, hail, explosion, and rental loss;

          (b) rioting, attending a strike, civil commotion, aircraft, vehicle and smoke insurance;

          (c)  public liability and property damage insurance;

          (d)  elevator insurance;

          (e) worker's compensation insurance for the employees specified in subparagraph 1 above;

          (f) boiler and machinery insurance, sprinkler leakage, water damages, water damage, legal liability, burglary, fidelity and pilferage insurance on equipment and materials;

          (g) health, accident and group life insurance for the employees specified in subparagraph 1 above; and

          (h) such other insurance as is customarily carried by operators of other comparable buildings.

     5. Costs incurred in connection with inspection and servicing, including all outside maintenance contracts necessary or proper for the operation and maintenance of the Project, including, without limitation, janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing, mechanical equipment, landscape maintenance and the cost of ordinary materials. small tools, supplies and equipment used in connection therewith;

     6. Payroll taxes, federal state and local unemployment taxes, and social security taxes payable in connection with the employment of any of the employees specified in subparagraph 1 above;

     7. Sales, use and excise taxes on goods and services purchased by Landlord to properly operate or maintain the Project and its equipment;

     8.   Licenses, permits and inspection fees;

     9. To the extent not included as part of management fees under subparagraph A(9) below, auditor's fees. if any. for public accounting normally required for the operation and maintenance of the Project and the administration of the leases for space in the Building, including costs for accounting services provided in support of audit preparation by manager to the extent that such services can be reasonably expected to reduce services required of independent CPAs and costs associated therewith.

     10. Utility Costs, including but not limited to electricity, natural gas, water, sewer and garbage removal;

     11. Management fees calculated as a percentage of revenues from rental of office and retail areas (such Percentage fees not to exceed reasonable and customary fees for building management of comparable buildings located in the Corridor and other general and administrative expanses of the manager incurred in operating the Building, including but not limited to professional fees, on-site office supplies, postage and telephone which can be directly allocated to or associated with the management and operation of the Building.

     12. Consumable Supplies, including not limited to paper goods, trash liners and liquid soap;

     13. Amortization of capital improvements made subsequent to the initial development of the Building which are (a) designed with a reasonable probability of improving the operating efficiency of the Building, provided that such amortization costs shall not exceed expected savings in operating costs resulting from such capital improvements, or (b) required by laws adopted subsequent to the date of this Lease, or (c) made in connection with a fire, windstorm or other casualty, or by the exercise of the right of eminent domain, but only to the extent of costs in excess of insurance proceeds or condemnation awards received by Landlord; all such amortization to be determined in accordance with generally accepted accounting principles consistently applied.

     14. Any other expense which, under generally accepted accounting principles would be considered a normal maintenance by the exercise of the right of eminent domain, to the extent of insurance proceeds or condemnation awards received by Landlord;

     (A) Operating Expense for the Base Year or any subsequent year shall exclude the following costs and expenditures;

          1. Repairs or other work occasioned by fire, windstorm or other casualty of a nature described in subparagraph (A)4 above, or by the exercise of the right of eminent domain, to the extent of insurance proceeds or condemnation awards received by Landlord;

          2. Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or,disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Project;

          3. Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant tenant space (excluding normal repairs and maintenance);

          4. Landlord's costs of any services sold to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the base rent and rent adjustments payable under the lease with such tenants or other occupants;

          5. Costs incurred by Landlord for alterations or additions which are considered capital improvements and replacements under generally accepted accounting principles, except as described in subparagraph (A)13 above;

          6. Depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices, except as described in subparagraph (A)13 above;

          7. Costs of a capital nature, including but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles, except as provided in subparagraph (A)13 above;

          8. Expenses in connection with services or other benefits of a type which are not provided to Tenant, but which are provided to another tenant or occupant;

          9. Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease;

          10. Overhead and profit increment paid to subsidiaries or affiliates of Landlord for supplies or other materials to the extent that the costs of such supplies or materials exceed the costs that would have been paid had the supplies or materials been provided by unaffiliated parties on a competitive basis;

          11. Interest on debt or amortization payments on any mortgages or deeds of trust;

          12.  Rental under any ground or underlying lease or leases;

          13. Landlord's general corporate overhead and general administrative expenses, except for reimbursement for out-of-pocket costs for postage, photocopies and telephone costs incurred in operating the Building;

          14. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

          15. All items and services to the extent for which Tenant directly reimburses Landlord (other than through this Paragraph 22) or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Project (other than Tenant) without reimbursement;

          16.  Advertising and promotional expenditures;

          17. Any other expense which, under generally accepted accounting principles, would not be considered a normal maintenance or operating expense except as otherwise specifically provided herein (including subparagraph (A)13 above);

          18. Rentals and other related expenses, if any, insurance major leasing air conditioning, heating elevators or other like installations in the Building ordinarily considered to be of a capital nature;

          19.  Expenses in the nature of interest, fines or penalties;

          20. Operating Expenses for any year shall be reduced by the amount of any refunds or rebates received by Landlord in such year for the operation of the Building, whether such refund or rebate relates to such year or a preceding year;

     E. "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature including without limitation general real estate taxes, which Landlord or its beneficiary shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Project, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes), which Taxes shall, if they pertain to property in addition to the Project, be fairly and equitably allocated to the Project. For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord during such year. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessments for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes (to the extent of such substitution).

     F. "Tenant's Proportionate Share" shall mean the percentage set forth in Paragraph 1.1M of this Lease. Tenants Proportionate Share is calculated by dividing the rentable area of the Premises as set forth in Paragraph 1.1L by the rentable area of the Building as set forth in Paragraph 1.1L. The initial rentable area of the Premises, the initial rentable area of the Building and the initial Tenants Proportionate Share have been determined in accordance with Paragraph 22.1G below, have been mutually agreed upon by Landlord and Tenant and shall be binding and conclusive upon Landlord and Tenant.

     G. "Rentable area" with respect to any space in the Building shall mean the area of such space as calculated and measured in accordance with the following definitions of single and multi-tenancy floors:

     Single-tenant floor: The rentable area of a single tenancy floor shall be computed by measuring to the glass line of the outer Building wall, and shall include all area within the outside walls plus such floor's proportionate share of the ground floor atrium, less stairs, elevator shafts, flues, pipe shafts and vertical ducts, but no deductions shall be made for columns or other projections necessary to the Building.

     Multi-tenancy floor: The rentable area of a multi-tenancy floor shall include all space within the demising walls (measured from the mid-point of demising walls and in the case of exterior walls, measured from the glass line of the outer Building wall), plus Tenant's proportionate floor share of (i) any non-tenant areas on such floor, including, without limitation. elevator lobbies, corridors, toilet rooms, air conditioning rooms, fan rooms, janitor closets, electrical closets and telephone closets, and (ii) such floor's proportionate share of the ground floor atrium. No deductions shall be made for columns or other projections necessary to the Building.

22.2 ADJUSTMENTS TO MONTHLY BASE RENT

     Monthly Base Rent shall be increased effective on and after each Adjustment Date to and including the day immediately preceding the following Adjustment Date by an amount equal to one twelfth (1/12th) of the sum of:

          (1) Tenant's Proportionate Share of the excess of Taxes for each such Adjustment Year over Taxes for the Base Year; plus

          (2) Tenant's Proportionate Share of the excess of Operating Expenses for each such Adjustment Year over Operating Expenses for the Base Year.

22.3 PROJECTIONS AND PAYMENTS

     For the purpose of calculating and paying increases in Monthly Base Rent under Paragraph 22.02(2) above for each Adjustment year, Landlord may make reasonable estimates forecasts or projections (collectively, the "projections") of Operating Expenses for such Adjustment Year. Notwithstanding the foregoing, the Projections of Operating Expenses for any Adjustment Year shall not exceed the greater of (a) 110% of the actual Operating Expenses for the immediately preceding calendar year, or (b) the percentage increase in the actual Operating Expenses for the immediately preceding calendar year over the actual Operating Expenses for the calendar year immediately preceding such immediately preceding calendar year, plus in either (a) or (b) above, such extraordinary additional costs (e.g., fuel or energy costs, or cleaning expenses) which Landlord can reasonably substantiate by applicable rate increases or new contracts. Within approximately 60 days following each Adjustment Date, Landlord shall deliver to Tenant a written statement setting forth the Projections of Operating Expenses for the Adjustment Year in which such Adjustment Date occurs, and providing a calculation of the increase in installments of Monthly Base Rent to become effective as of said Adjustment Date; provided, however, that the failure of Landlord to provide any such statement within said period shall not relieve Tenant from its obligation to continue to pay Adjusted Monthly Base Rent at the rate then in effect under this Lease, and, within ten days following the date on which Landlord delivers such statement to Tenant, Tenant shall pay any increases in Monthly Base Rent reflected thereby effective retroactively to the most recently preceding Adjustment Date. For purposes of calculating and paying increases in Monthly Base Rent under Paragraph 22.02(l) above for any Adjustment Year, Landlord will deliver to Tenant after receipt by Landlord, a copy of any Tax bill which is due for payment in such Adjustment Year, together with Landlord's statement for the increase in Monthly Base Rent which is due under Paragraph 22.2(1) above by reason of such Tax bill. Tenant shall then pay to Landlord within 15 days after receipt of each such Tax bill and statement from Landlord (but in no event shall such payment be required more than twenty (20) days prior to the date that such Tax bill is due for payment), the amount shown on such statement. If any Taxes are payable in equal or varying amounts at different times during an Adjustment Year, then Landlord's statement shall reflect the proportion that such equal or varying amount bears to the amount by which the total Taxes for said Adjustment Year exceeds the Taxes for the Base Year.

22.4 READJUSTMENT

     On or about April 1st following the end of each Adjustment Year, or at such later time as Landlord shall be able to determine the actual amounts of Operating Expenses and Taxes for the Adjustment year last ended, Landlord shall notify Tenant in writing of such actual amounts, certified true and accurate by an authorized officer of Landlord. If such actual amounts exceed the Projections for such Adjustment Year, then Tenant shall, within 30 days after the date of such written notice from Landlord, pay to Landlord an amount equal to the excess of the Adjusted Monthly Base Rent payable for the Adjustment Year last ended based upon actual Operating Expenses and Taxes for such year over the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year. The obligation to make such payments for the last year of the Term shall survive the expiration or earlier termination of the Term. If the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year exceeds the amount thereof payable, for such Year based upon actual Operating Expenses and Taxes for such Adjustment Year, then Landlord shall credit such excess to installments of Adjusted Monthly Base Rent payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall promptly pay to Tenant the balance thereof not theretofore applied against Rent. No interest or penalties shall accrue on any amounts which Tenant is obligated to pay to Landlord or which Landlord is obligated to credit or pay to Tenant by reason of this Paragraph except after such payment is due and demanded.

22.5 BOOKS AND RECORDS

     Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, provided that all Rent when due has been paid in full, the books and records shall be available to Tenant for Inspection, upon prior reasonable notice. Such inspection shall take place, at Landlord's election, either at (a) the offices of the Building or (b) the main office of Bellemead Development Corporation, 280 Corporate Center, Four Becker Farm Road, Roseland, New Jersey 07068. All expenses of such inspection shall be borne by Tenant; provided, that if any Landlord's statement of actual Operating Expenses or actual Taxes is found to have contained an error prejudicial to Tenant of 10% or more of the actual amount of Operating Expenses or the actual amount of Taxes to be reflected by such statement, the cost of such inspection shall be paid by Landlord. In such event, Landlord shall promptly refund to Tenant any overcharges paid by Tenant, plus interest thereon at the default rate specified in Paragraph 26.1 hereof.

22.6 NO DECREASES IN MONTHLY BASE RENT

     Notwithstanding anything to the contrary contained in this Lease, Monthly Base Rent shall not be adjusted or decreased pursuant to this Paragraph 22 below the amounts set forth in Paragraph 1.1H.

22.7 PARTIAL OCCUPANCY FOR OPERATING EXPENSES

     For the purpose of calculating Operating Expenses for the Base Year, (i) if the average number of rentable square feet occupied by tenants during the Base Year in the Building is less than 89,533 rentable square feet, Landlord shall make a determination ("Landlord's Base Year Determination") of what the operating Expenses for the Base Year would have been if during the entire Base Year an average of 89,533 rentable square feet were occupied by tenants in the Building, and (ii) if the Building was not operated during the entire Base Year, Landlord shall annualize all components of Operating Expenses incurred during the Base Year which would have been increased if the Building had been fully operational for the entire Base Year. For the purpose of calculating Operating Expenses for any Adjustment Year, (i) if the average number of rentable square feet occupied by tenants during such Adjustment Year in the Building is less than 89,533 rentable square feet, Landlord shall make a determination ("Landlord's Adjustment Year Determination") of what the Operating Expenses for such Adjustment Year would have been if during all of such Adjustment Year an average 89,533 rentable square were occupied by tenants in the Building, and (ii) if the Building was not operated during the entire Adjustment Year, Landlord shall annualize all components of Operating Expense incurred during such Adjustment year which would have been increased if the Building had been fully operational for the entire Adjustment Year. Nothing contained herein shall preclude Tenant from contesting Landlord's Base Year Determination and/or any Landlord's Adjustment Year Determination, in accordance with the provisions of this Lease, and provided that Tenant pays when due, all adjustments to Monthly Base Rent which Landlord calculates as owing by Tenant under this Paragraph 22.

22.8 ASSESSMENTS FOR REAL ESTATE TAXES

     For the purpose of calculating Taxes for the Base Year, if the Lisle Township Assessor does not establish a hypothetical full value for the Building for purposes of determining the 1984 general real estate taxes for the Building (which Taxes are payable in 1985), then Landlord and Tenant agree that Taxes for the Base Year shall be determined by applying the 1984 real estate tax rate and applicable state multipliers to the assessed valuation of the Building and the Land for the first year that the Lisle Township Assessor establishes a hypothetical full-value for the Building and without regard to any partial assessment factor that the Assessor may apply for such year. For the purpose of calculating Taxes for any Adjustment Years if the assessed valuation of the Building for the immediately preceding calendar year (the "Prior Year") was determined by the Lisle Township Assessor by applying to the hypothetical full value of the Building for such Prior Year, as determined by said Assessor, any partial assessment factor, then Taxes for such Adjustment Year shall be determined under this Lease as if the assessed evaluation of the Building for the Prior Year had been determined on the basis of the hypothetical full value of the Building for such Prior Year, without regard to such partial assessment factor. For purposes of this Lease, Landlord and Tenant agree that "hypothetical full value" shall mean the value of the Building, as determined by the Lisle Township Assessor, without regard to any partial assessment factor that may be applied by said Assessor to such value, based upon the degree of completion of the building, the level of occupancy of the Building, or otherwise.


                                      23.

                              REAL ESTATE BROKERS

     Tenant represents and warrants to Landlord that, except for the Broker named in Paragraph 1.1K and Cushman Realty Corporation, Los Angeles, California, Tenant represents and warrants to Landlord that, except for the Broker California, Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or Participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord, its beneficiaries, and each of their respective agents and employees from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and warranty. Landlord shall be responsible for the payment of all commissions payable by reason of this Lease to the broker specified in Paragraph 1.1K, based upon a separate written agreement between Landlord and said broker.

                                      24.

                         SUBORDINATION AND ATTORNMENT

24.1 SUBORDINATION

     This Lease and all rights of Tenant hereunder are subject and subordinate to the mortgage or trust deed currently affecting the Building and the Land and
(b) to any and all increases, renewals, modifications, consolidations, replacements, and extensions of such mortgage or trust deed. Landlord shall use its reasonable best efforts to obtain and deliver to Tenant on or before the Commencement Date, a non-disturbance agreement in the form described in Paragraph 24.2 from the holder of the mortgage or trust deed currently affecting the Building and Land. In the event that Landlord fails to furnish to the Tenant with such non-disturbance agreement on or before the Commencement Date, Tenant may terminate this Lease by giving Landlord written notice prior to the date which is 30 days after the Commencement Date which right to terminate shall constitute Tenant's sole remedy and Landlord's sole liability for Landlord's failure to furnish such non-disturbance agreement.

24.2 FUTURE SUBORDINATION

     Subject to the Provisions of the following sentence, this Lease and all rights of Tenant hereunder are subject and subordinate (a) to any mortgage or trust deed, blanket or otherwise, or ground lease which may hereafter affect the Building, the Land or Landlord's leasehold estate in the Land, and (b) to any and all increases, renewals, modifications, consolidations, replacements, and extensions of any such mortgage, trust deed or ground lease. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this lease, provided that, no such subordination shall be effective until the holder of any such mortgage or trust deed, or lessor under any such ground lease shall duly execute and deliver to Tenant a binding non-disturbance agreement under the terms of which such holder or lessor agrees that, so long as this Lease is not terminated for Tenant's default, (i) this Lease and the estate hereby created shall not be terminated, (ii) Tenant shall not be joined in any foreclosure or other proceedings brought by such mortgagee or beneficiary to enforce its mortgage or trust deed, or by such lessor to enforce or terminate its lease, and
(iii) Tenant's possession or enjoyment of the Premises under the terms of this Lease shall not be interfered with by, in, or as a result of any foreclosure action or other proceedings brought to enforce such mortgage or trust deed, or termination of such lease.

24.3 FUTURE EVIDENCE OF SUBORDINATION AND NONDISTURBANCE

     As to any mortgage or deed of trust as to which subordination is effective pursuant to Paragraph 24.1 or Paragraph 24.2, Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage, trust deed or lease, or to confirm or evidence such subordination and the attornment provided in Paragraph 24.4; provided, however, Tenant shall not be required to execute and deliver any documents or instruments which would create any obligations in addition to Tenant's obligations, or impair its rights or interests under the provisions of this Lease, or to execute and deliver any such document until it has received the nondisturbance agreement as referred to in Paragraph 24.1 or 24.2, as applicable.

24.4 ATTORNMENT

     Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any mortgage or trust deed to which this Lease is subject and subordinate, or in the event of a termination of any lease to which this Lease may become subordinate, or if the Building be sold pursuant to any mortgage or trust deed to which this Lease is subject and subordinate, to attorn to the purchaser upon any foreclosure sale or trustee's sale, or the lessor upon any such termination of such ground lease, if so required by the purchaser, grantee by conveyance in lieu of foreclosure, or lessor, and to recognize the purchaser, grantee or lessor, as the case may be, as the landlord under this Lease, provided such purchaser, grantee or lessor agrees in writing to be bound to Tenant as landlord hereunder with respect to liabilities and obligations of Landlord under this Lease accruing after such sale or conveyance. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any mortgage or deed of trust, or any lessor under a ground lease, referred to in the preceding sentence, any instrument or certificate which may be reasonably appropriate and requested in any foreclosure or termination proceeding or otherwise to evidence the foregoing attornment, provided Tenant has been furnished the non-disturbance agreement specified in Paragraph 24.1 or Paragraph 24.2, as appropriate, and provided that such instrument or certificate would not create obligations on Tenant in addition to Tenant's obligations, impair Tenant's rights or interests under the provisions of this Lease.
Provided the provisions hereof for the furnishing of non-disturbance agreements are complied with and such agreements are being performed Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any foreclosure proceeding is brought, or trustee's sale occurs, or ground lease is terminated, and agrees that this Lease shall not be affected in any way whatsoever by any foreclosure proceeding, trustee's sale or termination of ground lease, unless the holder(s) of the indebtedness or other obligations secured by the mortgage or trust deed, or lessor under the ground lease shall declare otherwise.

                                      25.

                                    NOTICES

     All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given and delivered, whether or not received, on the date when personally delivered (and receipted for) or three days following the date when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, provided, that with respect to notices of default, delivery shall not be deemed given until actual delivery or tender of actual delivery is given, at the following addresses:

          (1) To Landlord: c/o Bellemead Development Corporation, 1250 East Diehl Road, Naperville, Illinois 60540 or such other address as Landlord shall designate by written notice to Tenant with copies to Franklin L. Friedman, Greenberger, Krauss & Jacobs, Chartered, 180 North LaSalle Street, Suite 2700, Chicago, Illinois 60601, and John Pershing, Esq., Bellemead Development Corporation, 280 Corporate Center, Four Becker Farm Road, New Jersey 07068; and

          (2) To Tenant: At the address specified in Paragraph 1.1C prior to the Commencement Date with a copy to 547 W. Jackson Blvd, Chicago, Illinois 60606, Attention: Regional Vice President, and at the Premises after the Commencement Date, Attention: Regional Vice President, with a copy to the address specified in Paragraph 1.1C, or such other address as Tenant shall designate by written notice to Landlord.

                                      26.

                                 MISCELLANEOUS

26.1 LATE CHARGES

     All delinquent Rent shall bear interest at the maximum rate permitted by law or 2% in excess of the Prime Rate as published by The First National Bank of Chicago as in effect from time to time, whichever is less, from the date due until paid.

26.2 ENTIRE AGREEMENT

     This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, between Landlord and Tenant. Concurrently herewith Landlord and Tenant agree to execute and record a Memorandum of Lease in the form attached hereto as Exhibit G.

26.3 EVIDENCE OF AUTHORITY

     Tenant and Landlord shall deliver to each other, concurrently with the signing of this Lease, certified resolutions or other evidence of authority for the signing and delivery of this Lease and the performance by such party of its obligations under this Lease.

26.4 ACCORD AND SATISFACTION

     No payment by either party or receipt by either party of a lesser or greater amount than any installment or payment of Rent or other amounts due hereunder shall be deemed to be other than on account, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and either party may make or accept such check or payment without prejudice to such party's right to recover the balance or recover the excess of such installment or payment of Rent or such other amount and such party may pursue any remedies available to such party to effect such recovery. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Further, if Tenant incurs any expense or liability or suffers any damage in complying with any demand of Landlord, or in correcting any condition that Landlord asserts as a breach of an obligation of Tenant hereunder, Tenant shall be entitled to contest its obligation to meet such demand or correct such condition and to recover from Landlord all expenses, damages and losses suffered by Tenant in connection therewith together with interest thereon at the rate specified in Paragraph 26.1.

26.5 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

     In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord under this Lease accruing or to be performed after the date of such sale or transfer provided that the purchaser or transferee shall agree in writing, duly executed to be bound as and to perform the obligations of Landlord under and in accordance with the terms and conditions of this Lease and further, provided that any such sale or transfer shall be subject to this Lease and shall not operate to terminate this Lease.

26.6 BINDING EFFECT

     This Lease shall be binding upon and inure to the benefit of Landlord and its successors and assigns. This Lease shall be binding upon and inure to the benefit of Tenant and its successors and permitted assigns.

26.7 FORCE MAJEURE

     Neither party hereto shall be deemed in default with respect to any of the terms, covenants, conditions and provisions of this Lease on such party's part to be performed to the extent such party's failure to timely perform same is due to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials (provided reasonable diligence is exercised in obtaining the same), failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by the other party hereto (or such other party's agents, employees or invitees), mechanical breakdown, repair, servicing or any other cause beyond the reasonable control of such party; provided that the provisions of this Paragraph 26.7 shall not apply to the payment of any sums (including Rent) required hereunder, or to Tenant's obligation to vacate the Premises upon the expiration or termination of the Term of this Lease; and provided further the party whose default is excused pursuant to this Paragraph 26.7 shall commence and continue with all due diligence to correct the condition which is the basis of the default.

26.8 CAPTIONS

     The Paragraph captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Paragraphs.

26.9 APPLICABLE LAW

     This Lease shall be construed in accordance with the laws of the State of Illinois.

26.10 TIME

     Time is of the essence of this Lease and the performance of all obligations hereunder.

26.11 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

     If Tenant fails timely to perform any of its duties under this Lease or the Work Agreement, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease or the Work Agreement expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.12 TENANT'S REMEDIES

     Tenant agrees that in the event of a default by Landlord under this Lease, Tenant shall give written notice thereof to all mortgagees and ground lessors of the Premises, or any interest therein, and a period of 30 days within which to cure or cause to be cured such default, prior to proceeding to enforce any rights or remedies of Tenant under this Lease; provided, however, that such obligation to notify such mortgagees and ground lessors shall not operate to postpone the commencement of any rent abatement period, arising under the provisions of this Lease.

26.13     EXHIBITS

     All Exhibits attached hereto and signed or initialed both by Landlord and Tenant shall be deemed to be a part hereof and are hereby incorporated into this Lease.

                                      27.

                                    PARKING

     So long as Tenant is not in default under this Lease, Tenant and its agents invitees and employees shall have a license without direct charge to Tenant (but subject to Tenant's obligation to pay escalation in Operating Expenses as set forth in Paragraph 22.2 of this Lease) to use (in accordance with the provisions of this Lease) in the aggregate 3.3 parking spaces in the location specified by Landlord on Lot 3 in the Naperville Corporate Center Subdivision in Naperville, Illinois and delineated on attached Exhibit F for each 1.000 rentable square feet from time to time comprising the Premises for the purpose of parking automobiles used by any of such persons; provided 15 parking spaces out of said total number of parking spaces hereby licensed to Tenant shall be reserved parking spaces to be located at the locations shown on Exhibit F attached hereto (subject to relocation of same to as compare a location as possible if required by law or necessitated by condemnation), and the balance of said total number of parking spaces hereby licensed to Tenant shall be unreserved parking spaces; and further provided,

          (1) neither Tenant nor its agents, invitees or employees shall use in the aggregate more than such number of parking spaces on such Lot 3;

          (2) Tenant acknowledges, understands and agrees that Landlord shall not be liable or responsible for enforcing such license or preventing any violation thereof; and

          (3) Subject to Paragraph 16, Landlord shall have the right (in addition to all other remedies available to Landlord under this Lease, at law or in equity) to proportionately reduce the aggregate parking spaces herein licensed to Tenant in the event of any Taking of any part of such Lot 3 which reduces the number or parking spaces on such Lot 3 or in the event of any other occurrence not caused by Landlord which reduces the number of parking spaces on such Lot 3.

                                      28.

                             INTENTIONALLY OMITTED

                                      29.

                               RIGHTS OF REFUSAL

29.1 DEFINITION

     For purposes of this Lease, "Refusal Space" shall mean all of the rentable area located on the third floor of the Building which is not part of the original Premises demised under this Lease, and which contains 7,500 square feet of rentable area.

29.2 REFUSAL RIGHTS

     If Landlord desires at any time to lease the Refusal Space or any portion thereof to a third party tenant, Landlord shall give Tenant written notice of such intent ("Landlord's Notice") prior to Landlord entering into such lease, which Landlord's Notice shall designate (i) the specific location and actual rentable area of the portion of the Refusal Space which Landlord desires to lease, as determined in accordance with Paragraph 22.1G hereof, together with a designation of that portion of the Refusal Space, if any, in which Landlord desires to grant expansion options or rights in connection with the lease of such first portion of the Refusal Space, (ii) the proposed occupancy date for such Refusal Space, (iii) the lease term (the "Third Party Term") for which Landlord desires to lease such Refusal Space, (iv) the annual rate(s) of Monthly Base Rent per square foot of rentable area (plus all fixed and/or indexed increases to said rate(s)) which Landlord desires to charge for such portion of the Refusal Space, (v) the base year which Landlord desires to utilize for purposes of determining adjustments to Monthly Base Rent under Paragraph 22 hereof with respect to such Refusal Space, (vi) the per rentable square foot tenant improvement allowance, if any, which Landlord is willing to provide to improve such Refusal Space, and (vii) whether such portion of the Refusal Space was to constitute part or all of the First Option Space or the Second Option Space. Tenant shall then have a right (the "Refusal Right") to lease all, but not less than all, of the Refusal Space described in Landlord's Notice, upon the following terms and conditions:

          (1) Tenant shall give Landlord written notice of its election to exercise the Refusal Right within ten (10) days after Landlord gives Tenant Landlord's Notice; and

          (2) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date Tenant exercises the Refusal Rights or, unless waived in writing by Landlord, on the proposed lease term commencement date for such portion of the Refusal Space.

If Tenant does not timely or properly exercise the Refusal Right, Landlord may at any time within 180 days thereafter lease such portion of the Refusal Space (or any portion of the Refusal Space containing not more or less than 1,000 square feet of rentable area than the rentable area of the applicable portion of the Refusal Space designated in Landlord's Notice), and may at any time thereafter lease the portion of the Refusal Space, if any, designated as expansion space in Landlord's Notice, to any third party tenant on such terms and conditions as are satisfactory to Landlord in its sole discretion, but which are not substantially less favorable to Landlord than those set forth in Landlord's Notice for such Refusal Space, without again complying with the provisions of this Paragraph 29 and affording Tenant a subsequent Refusal Right to lease such portion of the Refusal Space. No failure to exercise any right arising under this Paragraph 29 shall affect in any way any option existing or arising under Paragraphs 30 or 31.

29.3 TERMS

     If Tenant exercises a Refusal Right:

          (1) The applicable Refusal Space shall be leased to Tenant for a lease term and Tenant shall pay Rent for the Refusal Space commencing on the earlier to occur of (a) the date that the Standards of Construction for such Refusal Space are substantially completed, or would have been substantially completed, but for delays caused by Tenant, or (b) the date Tenant first occupies all or any part of such Refusal Space for the conduct of business. The term of lease for such Refusal Space shall be coterminate with the Term for the original Premises covered by this Lease (notwithstanding, that the Expiration Date of the Term of this Lease for the original Premises covered by this Lease may occur after the expiration date of the Third Party Term specified in Landlord's Notice).

          (2) The annual rate of Monthly Base Rent per square floor of rentable area applicable to such Refusal Space shall be equal to the annual rate(s) of Monthly Base Rent per square foot of rentable area set forth in Landlord's Notice (including all fixed and/or indexed increases to said rate(s)-specified in Landlord's Notice) for the period coinciding with the Third Party Term. The annual rate of Monthly Base Rent per square foot applicable to such Refusal Space shall be increased effective as of (a) the date coinciding with the expiration date of the Third Party Term, and (b) effective as of the earlier to occur of (i) the date which is five years after the date coinciding with the expiration date of the Third Party Term or (ii) the commencement date of the eleventh year of the Term for the original Premises covered by this Lease (and if such earlier date is the date specified in clause (i) herein, then the annual rate of Monthly Base Rent per square foot of rentable area applicable to such Refusal Space shall be increased again on the date specified in clause (ii) herein), to an amount equal to the greater of (y) the highest annual rate of Adjusted Monthly Base Rent per square foot then in effect under this Lease with respect to any space then covered by this Lease, or (z) the "market rate" to be designated by Landlord to Tenant on or about such date;

          (3) Except as set forth in Paragraph 37, there shall be no abatement of Monthly Base Rent or Adjusted Monthly Base Rent for such Refusal Space;

          (4) The Monthly Base Rent applicable to such Refusal Space shall be subject to immediate increase under Paragraph 22.2 of this Lease. For purposes of such increases, (i) Tenant's Proportionate Share for such Refusal Space shall be calculated by dividing the number of square feet of rentable area of such Refusal Space (as designated in Landlord's Notice for such Refusal Space) by the number of square feet of rentable area in the Building as set forth in Paragraph 1.1L (as adjusted for changes in the Building), and (ii) the Base Year (with respect to both Taxes and Operating Expenses) shall be deemed to be the base year specified in Landlord's Notice for such Refusal Space, and such Base Year shall be deemed changed as of each date of increase in the annual rate of Hourly Base Rent per square foot of rentable area for such Refusal Space, as hereinabove provided, to either the year immediately preceding the year during which the annual rate of Monthly Base Rent per square foot of rentable area for such Refusal Space is increased, if the increase in said annual rate is to the "market rate," or the year being utilized as the Base Year for the applicable space, if the increase in said annual rate is to the highest annual rate applicable to any space then covered by this Lease.

          (5) Tenant shall be entitled to have the applicable Refusal Space improved by Landlord in accordance with the standard work letter agreement then in effect for the Building and with a tenant improvement allowance equal to the tenant improvement allowance, if any, specified in Landlord's Notice for such Refusal Right. Tenant shall furnish to Landlord, Tenant's Plans and Specifications for the tenant improvements for such Refusal Space not later than the date which is 90 days prior to the occupancy date specified in Landlord's Notice for such Refusal Space. Landlord shall use its reasonable best efforts to cause the tenant improvements for such Refusal Space to be substantially completed on or before the occupancy date specified in Landlord's Notice for such Refusal Space, subject to Tenant caused delays, delays incurred by reason of either nonstandard work required by Tenant or "long lead time materials" (as defined in Paragraph 36E) and delays of the nature described in Paragraph 26.7; and

          (6) The minimum and maximum rentable areas for the First Option Space and/or the Second Option Space (as such terms are defined in Paragraph 30), as specified in Landlord's Notice, shall such be reduced by the rentable area contained in such Refusal Space, as to which Tenant so exercises its rights under this Paragraph 29.

All of the provisions of this Lease to the extent not inconsistent with the above provisions shall apply to such Refusal Space, as to which Tenant so exercises its rights under this Paragraph 29.

29.4 AMENDMENT

     If Tenant exercises a Refusal Right, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the inclusion of the applicable Refusal Space in the Premises covered by this Lease on the terms provided above, which amendment shall be executed and delivered promptly after Landlord gives the applicable Landlord's Notice to Tenant.

29.5 MARKET

     For Purposes of this Paragraph 29, market rate" shall have the same meaning as such term is defined in Paragraph 30.8, substituting for such purposes the words "Refusal Space" for the words "Option Space," whenever such words appear.

29.6 TERMINATION

     Each Refusal Right shall automatically terminate upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Premises, (3) the assignment of this Lease by Tenant (other than an assignment by BN to an affiliate), (4) the existence at any time during the Term of subleases (excluding subleases by BN to affiliates), which collectively demise in excess of 50% of the rentable area then comprising the Premises, or (5) the failure of Tenant to timely or properly exercise such Refusal Right.

                                      30.

                               EXPANSION OPTIONS

30.1 DEFINITIONS

     For purposes of this Paragraph 30, (i) "First Option Space", shall mean between 3,000 and 7,500 square feet of rentable area in the Building, the actual total area (as determined in accordance with Paragraph 22.G hereof) which shall be hereafter designated by Landlord to Tenant, as hereinafter provided, but provided that the First Option Space shall all be contiguous to itself, (ii) "Second Option Space" shall mean between 7,500 and 14,000 square feet of rentable area in the Building, the actual total area (as determined in accordance with Paragraph 22.G hereof) and specific location or locations of which shall be hereafter designated by Landlord to Tenant, as hereinafter provided, but provided that the Second

Option Space shall all be contiguous to itself and further provided that the First Option Space and/or Second Option Space shall include all of the Refusal Space (as defined in Paragraph 29.1) to the extent not previously included in the Premises covered by this Lease pursuant to Paragraph 29, or otherwise, and
(iii) "Third Option Space" shall mean between 8,000 and 14,000 square feet of rentable area in the Building, the actual total area (as determined in accordance with Paragraph 22.G hereof) and specific location or locations of which shall be hereafter designated by Landlord to Tenant, as hereinafter provided, but provided that the Third Option Space shall all be contiguous to itself. It is agreed that with respect to any Option Space located on the first floor of the Building such space shall be deemed contiguous to itself notwithstanding that the first floor fire corridors or any portion thereof, may separate some portions of said Option Space.

30.2 FIRST EXPANSION OPTION

     Tenant shall have an option (the "First Expansion Option") to lease the First Option Space for a lease term or terms commencing, at Landlords option, on either one or two dates (but if two dates, such dates shall not be more than one year apart) to be hereafter designated by Landlord to Tenant, but which shall occur during the period (the "First Option Period") commencing on the first day of the third year of the Term and expiring on the last day of the fourth year of the Term, upon the following terms and conditions:

          (1) Tenant may exercise the First Expansion option, upon the following terms and conditions:

               (a) Tenant gives Landlord written notice of Tenant's election to exercise the First Expansion Option on or before the date which is eighteen (18) months after the Commencement Date of the Term; and

               (b) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date that Tenant exercises the First Expansion Option, or, unless waived in writing by Landlord, on the proposed lease term commencement date for any First Option Space.

          (2) If Tenant exercises the First Expansion Option, Landlord shall give Tenant written notice or notices ("Landlord's Notices") designating
     (a) the date or dates upon which the First Option Space shall be available for occupancy and which portion of the First Option Space shall be available on each such date, with respect to such parts of the First Option Space which have previously been improved, or the date or dates upon which the First Option Space shall be available for commencement of construction of tenant improvements, and which portion of the First Option Space shall be available on each such dates with respect to such parts of the First Option Space which have not previously been improved, each of which such Landlord's Notices to be given not later than five months prior to the applicable availability date set forth therein, and all of such Landlord's Notices shall collectively provide to Tenant availability dates for all of the First Option Space within the First Option Period, (b) Landlord's determination of the "market rate" to apply to each portion of the First Option Space, and (c) the per rentable square floor tenant improvement allowance, if any, which Landlord is willing to provide to improve the applicable First Option Space. Tenant may revoke its exercise of the First Expansion Option by giving Landlord written notice thereof within 10 days after Landlord gives Tenant the first Landlord's Notice with respect to the First Expansion Option, in which event the First Expansion Option shall thereby terminate in its entirety and

     Tenant shall have further options to lease the First option Space, or any portions thereof.

30.3 SECOND EXPANSION OPTION

     Tenant shall have an option (the "Second Expansion Option") to lease the Second Option Space for a lease term or terms commencing, at Landlord's option, on either one or two dates (but if two dates, such dates shall not be more than one year apart) to be hereafter designated by Landlord to Tenant, but which shall occur during the period (the "Second Option Period") commencing on the first day of the fifth year of the Term and expiring on the last day of the seventh year of the Term, upon the following terms and conditions:

          (1) Tenant may exercise the Second Expansion option, upon the following terms and conditions:

               (a) Tenant gives Landlord written notice of Tenant's election to exercise the Second Expansion Option on or before the date which is 42 months after the Commencement Date of the Term; and

               (b) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date that Tenant exercises the Second Expansion Option, or, unless waived in writing by Landlord, on the proposed lease term commencement date for any Second Option Space.

          (2) If Tenant exercises the Second Expansion Option, Landlord shall give Tenant written notice or notices ("Landlord's Notices") designating
     (a) the date or dates upon which the Second Option Space shall be available for occupancy and which portion of the Second Option Space shall be available on each such date, with respect to such parts of the Second Option Space which have previously been improved, or the date or dates upon which the Second Option Space shall be available for commencement of construction of tenant improvements, and which portion of the Second Option Space shall be available on each such date, with respect to such parts of the Second Option Space which have not previously been improved, each of which such Landlord's Notices to be given not later than five months prior to the applicable availability date set forth therein, and all of such Landlord's Notices shall collectively provide to Tenant availability dates for all of the Second Option Space within the Second Option Period, (b) Landlord's determination of the "market rate" to apply to each portion of the Second Option Space, and (c) the per rentable square foot tenant improvement allowance, if any, which Landlord is willing to provide to improve the applicable Second Option Space. Tenant may revoke its exercise of the Second Expansion Option by giving Landlord written notice thereof within 10 days after Landlord gives Tenant the first Landlord's Notice with respect to the Second Expansion Option, in which event the Second Expansion Option shall thereby terminate in its entirety and Tenant shall have no further options to lease the Second Option Space, or any portions thereof.

30.4 THIRD EXPANSION OPTION

     Tenant shall have an option (the "Third Expansion Option") to lease the Third Option Space for a lease term or terms commencing, at Landlord's option, on either one or two dates (but if two dates, such dates shall not be more than one year apart) to be hereafter designated by Landlord to Tenant, but which shall occur during the period (the "Third Option Period") commencing on the first day of the ninth year of the Term and expiring on the last day of the eleventh year of the Term, upon the following terms and conditions:

          (1) Tenant may exercise the Third Expansion Option, upon the following terms and conditions:

               (a) Tenant gives Landlord written notice of Tenant's election to exercise the Third Expansion Option on or before the date which is 90 months after the Commencement Date of the Term; and

               (b) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date that Tenant exercises the Third Expansion Option, or, unless waived in writing by Landlord, on the proposed lease term commencement date for any Third Option Space.

          (2) Landlord shall give Tenant written notice or notices ("Landlord's Notice") designating (a) the date or dates upon which the Third Option Space shall be available for occupancy and which portion of the Third Option Space shall be available on each such date, with respect to such parts of the Third Option Space which have previously been improved, or the date or dates upon which the Third Option Space shall be available for commencement of construction of tenant improvements, and which portion of the Third Option Space shall be available on each such date, with respect to such parts of the Third Option Space which have not previously been improved, each of which such Landlord's Notices to be given not later than five months prior to the applicable availability date set forth therein, and all of such Landlord's Notices shall collectively provide to Tenant availability dates for all of the Third Option Space within the Third Option Period, (b) Landlord's determination of the "market rate" to apply to each portion of the Third Option Space, and (c) the per rentable square foot tenant improvement allowance, if any, which Landlord is willing to provide to improve the applicable Third Option Space. Tenant may revoke its exercise of the Third Expansion Option by giving Landlord written notice thereof within 10 days after Landlord gives Tenant the first Landlord's Notice with respect to the Third Expansion Option, in which event the Third Expansion Option shall thereby terminate in its entirety and Tenant shall have no further options to lease the Third Option Space, or any portions thereof.

30.5 OFF-LEASE EXPANSION OPTIONS

     Landlord agrees to give Tenant written notice ("Landlord's Notice") of the expiration date of each lease (a "Third Party Lease") hereafter entered into by Landlord and a third party tenant at any time during the Term of this Lease for any space (the "Off-Lease Option Space") in the Building, which said Landlord's notice shall be given not later than the date which is six months prior to the expiration date of such Third Party Lease (after taking into account all renewal or extension terms of such Third Party Lease, irrespective of whether such renewal or extension terms arise by reason of the exercise by the tenant thereunder of any renewal or extension options or by the separate negotiation between Landlord and such tenant); provided, however, that if at any time any Third Party Lease shall terminate prior to its expiration date, whether by reason of a default by the tenant thereunder, or otherwise, and the tenant thereunder has vacated the Off-Lease Option Space covered by such Third Party Lease, Landlord may give Tenant an additional Landlord's Notice with respect to such Third Party Lease after such termination and vacation. Each such Landlord's Notice shall designate (a) the actual total rentable square feet (as determined in accordance with Paragraph 22.1G) and specific location of the applicable Off-Lease Option Space, (b) the date upon which the applicable Off-Lease Option Space shall be available for occupancy, which date shall be the day immediately following the expiration date of the applicable Third Party Lease (or the date which is 30 days after the date Landlord's Notice is given to Tenant, if such Landlord's Notice pertains to an early termination of a Third Party Lease), but provided, that such date shall be further extended if necessary, to the date upon which the tenant under said Third Party Lease vacates the Off-Lease Option Space, it being understood that Landlord agrees to use its reasonable best efforts to cause such tenant to vacate as soon as possible, (c) Landlord's determination of the "market rate" to apply to the applicable Off-Lease Option Space, and (d) if all or any part of the applicable Off-Lease Option Space was intended by Landlord to comprise any part of the First Option Space, the Second Option Space and/or the Third Option Space, and if so, which part of such Option Space said Off-Lease Option Space, or applicable part thereof, was to comprise. Tenant shall thereupon have an option (an "Off-Lease Expansion Option") to lease all, but not less than all, of the Off-Lease Option Space described in Landlord's Notice, upon the following terms and conditions:

          (1) Tenant gives Landlord written notice of Tenant's election to exercise the Off-Lease Expansion Option within 30 days after Landlord gives Landlord's Notice to Tenant; and

          (2) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date that Tenant exercises the Off-Lease Expansion Option or unless waived in writing by Landlord, on the proposed lease term commencement date for the applicable Off-Lease Option Space.

Notwithstanding the foregoing to the contrary, with respect to any space or spaces in the Building at any location or locations to be hereafter designated by Landlord but which space or spaces do not contain more than 12,000 square feet of rentable area in the aggregate, the Landlord's Notice or Notices for such space may subordinate Tenant's Off-Lease Expansion Option therein to any expansion option or right then in favor of any other tenant of the Building.

30.6 TERMS

If Tenant exercises any Expansion Option granted in this Paragraph 30:

          (1) The applicable Option Space shall be leased to Tenant for a lease term, and Tenant shall pay Rent for such Option Space, commencing on the earlier to occur of (a) the occupancy date specified in Landlord's Notice for such Option Space, if such Option Space has previously been improved, unless Tenant desires to make further tenant improvements to such Option Space, in which event such date shall be extended to the reasonable completion date for such tenant improvements but in no event shall such extension be more than 60 days, (b) the date that the Standards of Construction for such Option Space are substantially completed, or would have been substantially completed but for delays caused by Tenant, if such Option Space has not previously been improved, (c) the date Tenant first occupies such Option Space for the conduct of business. The term of lease for all of such Option Space shall be coterminate with the Term for the original Premises covered by this Lease;

          (2) The annual rate of Monthly Base Rent per square foot applicable to such Option Space shall be equal to the greater of (a) the "market rate," as determined pursuant to Paragraph 30.08, or (b) the highest annual rate of Adjusted Monthly Base Rent per square foot then in effect under this Lease with respect to any space then covered by this Lease. If the commencement date of the lease term for such Option Space is prior to the commencement date of the eleventh year of the Term for the original Premises covered by this Lease, the annual rate of Monthly Base Rent per square foot applicable to such Option Space shall be increased effective as of the earlier to occur of (i) the date which is five years after the commencement date of the lease term for such Option Space, or (ii) the commencement date of the eleventh year of the Term for the original Premises covered by this Lease (and if such earlier date is the date specified in clause (i) herein then the annual rate of Monthly Base Rent per square foot applicable to such Option Space shall be increased again on the date specified in clause (ii) herein), to an amount equal to the greater of (y) the highest annual rate of Adjusted Monthly Base Rent per square foot then in effect under this Lease with respect to any space then covered by this Lease, or (z) the "market rate" designated by Landlord to Tenant on or about such date (and to be determined pursuant to Paragraph 30-08). The Monthly Base Rent applicable to such Option Space shall be subject to immediate increase under Paragraph 22.02 of this Lease. For purposes of such increases, (i) Tenant's Proportionate Share for such Option Space shall be calculated by dividing the number of square feet of rentable area of such Option Space (as designated in Landlord's Notice for such Option Space) by the number of square feet of rentable area in the Building as set forth in Paragraph 1.1L (as adjusted for changes in the Building), and (ii) the Base Year (with respect to both Taxes and Operating Expenses) shall be deemed changed to either the year immediately preceding the year during which the lease term for such Option Space commences, if the annual rate of Monthly Base Rent per square foot of rentable area applicable to such Option Space is the "market rate", or the year(s) being utilized as the Base Year for the applicable space, if the annual rate of Monthly Base Rent per square foot of rentable area applicable to such Option Space is the highest annual rate of Monthly Base Rent per square foot of rentable area applicable to any space then covered by this Lease, and such Base Year shall be deemed further changed as of each date of increase in the annual rate of Monthly Base Rent per square foot of rentable area for such Option Space, as hereinabove provided, to either the year during which the annual rate of Monthly Base Rent per square foot of rentable area for such Option Space is increased, if the increase in said annual rate is to the "market rate", or the year being utilized as the Base Year for the applicable space, if the increase in said annual rate is to the highest annual rate applicable to any space then covered by this Lease.

          (3) There shall be no abatement of Monthly Base Rent or Adjusted Monthly Base Rent for such Option Space (except as specifically provided in Paragraph 30.6(1)(a) or pursuant to Paragraph 37); and

          (4) If such Option Space has previously been improved, Tenant shall accept such Option Space in an "as-is" physical condition (save and except any prior damage thereto from fire or other casualty, which damage shall be repaired by Landlord), and Tenant shall not be entitled to receive any agreement, credit or allowance from Landlord for the improvement of such Option Space. If such Option Space has not previously been improved, Tenant shall be entitled to have such Option Space improved by Landlord in accordance with the standard work letter and Standards of Construction then in effect for the Building, and Tenant shall be entitled to the tenant improvement allowance, if any, specified in Landlord's Notice for such Option Space. Tenant shall furnish to Landlord, Tenant's Plans and Specifications for the tenant improvements for such Option Space not later than the date which is 90 days prior to the occupancy date specified in Landlord's Notice for such Option Space. Landlord shall use its reasonable best efforts to cause the tenant improvements for such Option Space to be substantially completed on or before the occupancy date specified in Landlord's Notice for such Option Space, subject to Tenant caused delays, delays incurred by reason either of non-standard work required by Tenant or "long lead time materials" (as defined in Paragraph 36E) and delays of the nature described in Paragraph 26.7.

          (5) If such Expansion Option is an Off-Lease Expansion Option, and if Landlord's Notice specifies that Landlord intended all or any part of the applicable Off-Lease Option Space to comprise part of the First Option Spaces Second Option Space and/or Third Option Space, then the minimum and maximum rentable areas of the First Option Space, Second Option Space and/or Third Option Space, as the case may be, shall each thereby be deemed reduced by the area contained in the applicable Off-Lease Option Space as to which Tenant exercises its right to lease hereunder.

All of the provisions of this Lease to the extent not inconsistent with the above provisions shall apply to the applicable Option Space.

30.7 AMENDMENT

     If Tenant exercises any Expansion Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the inclusion of the applicable Option Space in the Premises covered by this Lease on the terms provided above, which Amendment shall be executed and delivered promptly after Landlord gives Landlord's Notice to Tenant.

30.8 MARKET

     For purposes of this Paragraph 30, "market rate" shall mean the annual rate(s) of Monthly Base Rent per square foot (plus all fixed and/or indexed increases to said rate(s)), then prevailing under leases with terms commencing on or about the commencement date of the lease term for the applicable Option Space, or the effective date of increase in the annual rate of Monthly Base Rent per square foot, as the case may be, for comparable space in first-class office buildings (including the Building) located within the area (the "Corridor") 1/2 mile north and 1/2 mile south of Interstate 5 Tollway as it exists for a distance of 3 miles east and 3 miles west from Naperville Road, taking into account all relevant factors, including condition, age, quality and area of such Option Space, allowances to tenants (e.g. payments to tenants for construction of tenant improvements or costs of moving), operating costs reflected in base rental rates, expansion and renewal options, amenities (of the building and surrounding area, such as access to major highways and proximity to hotels and restaurants), parking availability and costs thereof, services included and quality of construction. With respect to the "market rate" designated in any Landlord's Notice, the same shall be binding upon Landlord and Tenant unless Tenant disputes same by giving Landlord written notice thereof within 15 days after Landlord gives Landlord's Notice to Tenant. If Tenant so disputes any "market rate", Landlord and Tenant agree to attempt in good faith to negotiate and agree upon such "market rate" (including at least-one personal meeting). If Landlord and Tenant have failed to agree on the "market rate" within 30 days after Tenant gives Tenant's written notice of dispute to Landlord, the "market rate" shall be determined by arbitration in accordance with Paragraph 35 hereof. Notwithstanding any dispute between Landlord and Tenant concerning "market rate," Tenant shall pay the "market rate" designated in the applicable Landlord's Notice, until such time as such dispute may be conclusively decided, after which Tenant shall pay at the rate decided and shall be entitled to recover from Landlord any excess rent previously paid, plus interest thereon at the rate specified in Paragraph 26.1.

30.9 TERMINATION

     Each Expansion Option described herein shall automatically terminate and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Premises under the terms of this Lease, (3) the assignment of this Lease by Tenant (other than an assignment by BN to an affiliate), (4) the existence at any time during the Term of subleases (excluding subleases to affiliates of BN), which collectively demise in excess of 50% of the rentable area then comprising the Premises, or (5) the failure of Tenant to timely or properly exercise such Expansion Option.

                                      31.

                                RENEWAL OPTIONS

31.1 RENEWAL OPTIONS

     Tenant shall have two separate option(s) (the "Renewal Options", collectively) to renew the original Term for two separate, successive periods of five (5) years each, such two (2) periods to follow consecutively upon the expiration of the initial Term (said five (5) periods being hereinafter collectively called the "Renewal Terms"), each such Renewal Term to apply, notwithstanding any other provisions of this Lease, to the contrary, to all (but not less than all) of the Premises (including the original Premises plus all Option Space and Refusal Space) demised under this Lease as of the expiration date of the immediately preceding Term, upon the following terms and conditions:

          (1) Tenant gives Landlord written notice or its election to exercise each such Renewal Option as follows: (a) with respect to the First Renewal Option, such notice shall be given not less than the date which is 15 months prior to the Expiration Date of the initial Term; and (b) with respect to the second Renewal Option, such notice shall be given not later then the date which is 15 months prior to the Expiration Date of the first Renewal Term; and

          (2) There does not exist an event of default under Paragraph 12.1(a) of this Lease either on the date Tenant delivers any notice required under
     (1) above or, unless waived in writing by Landlord, on the Expiration Date of the initial Term, or on the Expiration Date of the first Renewal Term, as applicable.

If Tenant exercises any Renewal Option, Landlord shall give Tenant a written notice ("Landlord's Notice") not later than 6 months prior to the commencement date of the applicable Renewal Term, designating Landlord's determination of the "market rate."

31.2 TERMS

     If Tenant exercises either Renewal Option:

          (1) The annual rate of Monthly Base Rent per square foot of rentable area of the Premises (including the original Premises and all Option Space and Refusal Space then included in the Premises) shall be equal to the greater of (a) the

     "market rate," as designated in Landlord's Notice for such Renewal Term (subject to Paragraph 31.4), or (b) the highest annual rate of Adjusted Monthly Base Rent per square foot of rentable area in effect under this Lease as of the Expiration Date of the Term immediately preceding the applicable Renewal Term, with respect to any space then covered by this Lease. The Monthly Base Rent applicable to the Premises for such Renewal Term shall be subject to immediate increase under Paragraph 22.2 of this Lease. For purposes of such increases, (i) Tenant's Proportionate Share for the applicable Renewal Term shall be calculated by dividing the number of square feet of rentable area of the entire Premises (including the original Premises and all Option Space and Refusal Space then included in the Premises) by the number of square feet of rentable area in the Building as set forth in Paragraph 1.1L (as adjusted for changes to the Building), and (ii) the Base Year (with respect to both Operating Expenses and Taxes) shall be deemed changed to either the year, immediately preceding the year during which the applicable Renewal Term commences, if the annual rate of Monthly Base Rent per square foot of rentable area to apply to the applicable Renewal Term is the "market rate," or the year(s) being utilized as the Base Year for the applicable space, if the annual rate of Monthly Base Rent per square foot of rentable area to apply to the applicable Renewal Term is the highest annual rate of Monthly Base Rent per square foot of rentable area applicable to any space then covered by this Lease;

          (2) Except as provided in Paragraph 37, there shall be no abatement of Monthly Base Rent or Adjusted Monthly Base Rent for such Renewal Term;

          (3) Tenant shall accept the Premises on the commencement date of such Renewal Term in an "as-is" physical condition (save and except any prior damage thereto from fire or other casualty, which damage shall be repaired by Landlord), and Tenant shall not be entitled to receive any agreement, credit or allowance from Landlord for the improvement of the Premises;

          (4) The phrase "but only if the term of such sublease expires on any date occurring during the last year of the Term of this Lease" appearing in clause (ii) of the fourth sentence of Paragraph 8.2 shall not apply to any assignment or sublease entered into during any Renewal Term, and Landlord shall have full recapture rights under Paragraph 8.2 with respect to any such assignment or sublease;

          (5) The provisions of Paragraphs 29, 30 and 36 shall not apply to such Renewal Term; and

          (6) Tenant may not in any event exercise the Renewal Options in such manner as to extend the initial Term by a total of more than ten years.

All of the provision of this Lease to the extent not inconsistent with the above provisions shall apply to such Renewal Term.

31.3 AMENDMENT

     If Tenant exercises any Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the renewal of the initial Term, or the first Renewal Term, as the case may be, on the terms provided above, which amendment shall be executed and delivered promptly after Landlord gives Landlord's Notice to Tenant.

31.4 DEFINITIONS

     For purposes of this Paragraph 31, "market rate," shall mean the annual rate(s) of Monthly Base Rent per square foot (plus all fixed and/or indexed increases to said rate(s)), then prevailing under leases with terms commencing on or about the commencement date of the applicable Renewal Term, for comparable space in first-class office buildings (including the Building) located within the Corridor, taking into account all relevant factors, including condition, age, quality and area of the Premises, allowances to tenants (e.g. payments to tenants for construction of tenant improvements or costs of moving), operating costs reflected in base rental rates, expansion and renewal options, amenities (of the building and surrounding area, such as access to major highways and proximity to hotels and restaurants), parking availability and costs thereof, services included and quality of construction. With respect to the "market rate" designated in Landlord's Notice, the same shall be binding upon Landlord and Tenant unless Tenant disputes same by giving Landlord written notice thereof within 15 days after Landlord gives Landlord's Notice to Tenant. If Tenant so disputes any "market rate," Landlord and Tenant agree to attempt in good faith to negotiate and agree upon such "market rate" (including at least one personal meeting). If Landlord and Tenant have failed to agree on the "market rate" within 30 days after Tenant gives Tenant's written notice of dispute to Landlord, the "market rate" shall be determined by arbitration in accordance with Paragraph 35 hereof. Notwithstanding any dispute between Landlord and Tenant concerning "market rate", Tenant shall pay the "market rate" designated in the applicable Landlord's Notice, until such time as such dispute may be conclusively decided, after which Tenant shall pay at the rate decided and shall be entitled to recover from Landlord any excess rent previously paid, plus interest thereon at the rate specified in Paragraph 26.1.

31.5 TERMINATION

     All Renewal Options shall automatically terminate and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease,
(2) the termination of Tenant's right to possession of the Premises, (3) the assignment of this Lease by Tenant (other than an assignment by BN to an affiliate), (4) the existence at any time during the Term of subleases (excluding subleases BN to affiliates), which collectively demise in excess of 50% of the rentable area then comprising the Premises, or (5) the failure of Tenant to timely or properly exercise any Renewal Option.


                                      32.

                                   MICROWAVE

     Subject to all applicable codes and legal restrictions, Landlord grants to Tenant the right to install, operate and maintain on the roof of the Building at all times during the Term, up to but not more than three microwave dishes, each not to exceed 8 feet in diameter, and up to but not more than six whip antennas. The microwave dishes and whip antennas shall be installed at locations selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed) and shall be compatible with the design requirements of the Building. To the extent permitted by law, Landlord shall prohibit the installation of any additional microwave dishes, antennae or towers to the roof of the Building which will interfere with Tenant's microwave dishes or antennae. In addition, Tenant shall have the right to construct equipment enclosures at locations to be approved by Landlord for accommodation of such microwave dishes and antennae installed on said roof, if required by Tenant which approval shall not be unreasonably withheld or delayed. Tenant shall have the right to install necessary conduit and sleeving from the roof to the point of connection in the Premises. All work for installation of said microwave dishes and whip antennae shall be performed in accordance with the provisions of Paragraph 10 of this Lease, specifically including, without limitation, the right of Landlord to approve Tenant's plans and specifications and the right of Landlord to supervise such installations, which approval shall not be unreasonably withheld or delayed, and which supervision will be reasonable and will not interfere with the progress of such installations. The installation, operation, maintenance and removal of said dishes and antennae shall be at Tenant's sole cost, liability and expense (and such costs shall not be included for purposes of determining Landlord's $15 per square foot buildout cost under Paragraph C of the Work Agreement). Tenant agrees to obtain all necessary federal, state, and local licenses and permits necessary to install, operate and maintain said dishes and antennae. Tenant agrees to install, operate and maintain said dishes and antennae in a good, safe, legal and businesslike manner and so as to avoid any interference with the operation of the Building or the use or enjoyment by any other tenant of the Building or of its promises (except possible interference with other installations on the roof of the Building). Tenant agrees to indemnify, defend and hold harmless Landlord, its beneficiaries and each of their respective agents and employees from all claims, liabilities, damages and expenses (including attorneys' fees) asserted against or incurred by any of said parties and arising from or by reason of the installation, maintenance, operation or removal of said dishes or antennae (unless the same is based upon contractual rights or restrictions given or granted to, or agreed upon with, third parties by Landlord, its beneficiary, or their respective agents or employees); provided, that nothing herein shall require Tenant to indemnify, defend or hold harmless any party for any liability or expenses occasioned by the fault or negligence of such party or any officer, agent or employee of such party. Upon the expiration or termination of this Lease or termination of Tenant's right to possession of the Premises, Tenant, at its expense, shall remove said dishes and/or antennae, if requested by Landlord, and repair and restore any damage to the Building caused by such removal.


                                      33.

                                 BUILDING LOBBY

     Landlord agrees to consult with Tenant with respect to all art work which Landlord desires to install in the ground floor lobby of the Building. Tenant shall have the right to approve all such art work and Landlord will not install any art without Tenant's approval; provided, however, that nothing contained herein shall require Landlord to install any art work in said lobby. Landlord, at Landlord's expense and at Tenant's option, shall upon written notice from Tenant to Landlord given prior to March 1, 1985, change the present color of the vinyl wallcovering located in the atrium of the Building to a color mutually acceptable to Tenant and Landlord.


                                      34.

                                    IDENTITY

     Subject to applicable codes and legal restrictions, Tenant may install one monument sign (the "Sign") identifying Tenant and to be located near (but not on) the exterior of the Building, which location shall be designated by Landlord. The Sign shall be consistent with the design, size, color, shape and materials of existing exterior sign monuments in the Naperville Corporate Center Subdivision and shall be subject to Landlord's approval as to such design, size, color, shape and materials, which consent shall not be unreasonably withheld or delayed. Tenant shall provide Landlord on or before September 1, 1985, Tenant's plans, drawings and specifications for the Sign. The installation, operation, maintenance and removal of the Sign shall be at Tenant's sole cost, liability and expense (and such costs shall not be included for purposes of determining Landlord's $15 per square foot buildout cost under Paragraph C of the Work Agreement). All work necessary to install the Sign shall be performed in accordance with the provisions of Paragraph 10 of this Lease. Tenant agrees to obtain all necessary federal, state and local licenses and permits to install, operate and maintain the Sign. Except for liability or expenses occasioned by the fault or negligence of Landlord, its beneficiary, or their respective agents or employees, Tenant agrees to indemnify, defend and hold harmless Landlord, its beneficiaries and each of their respective agents and employees from all claims, liabilities, damages and expenses (including attorneys' fees) asserted against or incurred by any of said parties and arising from or by reason of the installation maintenance, operation or removal of the Sign (unless the same is based upon contractual rights or restrictions given or granted to, or agreed upon with, third parties by Landlord, its beneficiary or their respective agents or employees). Upon the expiration or termination of this Lease or termination of Tenant's right to possession of the Premises, Tenant, at its expense, shall remove the Sign, if requested by Landlord and repair and restore any damage caused by such removal. Landlord agrees that so long as (i) the space leased under this Lease comprises not less than 40% of the rentable area of the Building, and (ii) BN (or its affiliates) actually occupy not less than 25% of the rentable area of the Building, then (y) Landlord will not install or permit the installation of any signs on the exterior of the Building identifying any other tenant of the Building or any owner or mortgagee of the Building (excluding signs identifying any retail tenant of the Building, including, without limitation, any banks travel agency or restaurant), or (z) name the Building after any other tenant of the Building or any owner or mortgagee of the Building or any other person or party without Tenant's prior written consent. Nothing contained herein shall be deemed a grant by Landlord to Tenant of any exclusive sign rights or the right to name the Building, and, Landlord expressly reserves the right to install and to permit other tenant, and users to install signs either inside (including the ground floor lobby) or outside the Building, including, without limitation, the right to install exterior monuments or other signs identifying other tenants of the Building, or identifying the Building as the 1230 E. Diehl Road Building, or such other name or names which do not include any corporate or individual identity as Landlord may hereafter designate from time to time. Notwithstanding the foregoing to the contrary, Landlord agrees that Landlord will not install or permit the installation of any sign in the ground floor lobby of the Building, or any interior sign that is visible from the outside of the Building, or any exterior free-standing pylon (or other type) sign identifying any tenant of the Building, if Landlord exercising good faith judgment, determines that such sign will materially detract from the image, appearance and first-class nature of the Building.


                                      35.

                                  ARBITRATION

     Except as hereinafter provided to the contrary, any matter in dispute under this Lease shall be settled by arbitration on the request of either party hereto; provided, however, that with respect to any dispute concerning the payment of Rent, as determined by Landlord (including, without limitation, Landlord's determination of adjustments to Monthly Base Rent under Paragraph 22 hereof and Landlord's determination of the "market rate" hereunder) or the performance of any obligation of Tenant hereunder as determined by Landlord, Tenant shall not be entitled to withhold payment of such Rent or refrain from performance of such obligation pending such arbitration decision, and Landlord reserves all rights and remedies of Landlord (judicial, or otherwise, including without limitation, the right to institute forcible entry and detainer actions) for nonpayment of Rent by Tenant under this Lease. Such arbitration shall be performed in accordance with the following provisions:

          (1) The party desiring such arbitration shall give written notice to that effect to the other party and shall in such notice appoint a disinterested person of recognized competence in the field involved as arbitrator on its behalf. Within fifteen (15) days thereafter, the other party shall by written notice to the original party, appoint a second disinterested person of recognized competence in such field. Within twenty
     (20) days thereafter, the arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter; provided, however, that:

               (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

               (b) if the two arbitrators appointed by the parties shall be unable to agree, within twenty (20) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within twenty (20) days after the arbitrators appointed by the parties give notice as aforesaid, then within twenty (20) days thereafter either of the parties upon written notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

If any arbitrator shall die, become disqualified or incapacitated, or shall fail or refuse to act before the matter or matters subjected to such arbitration shall have been determined, then in place of such arbitrator, an arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died or become disqualified or incapacitated or shall have failed or refused to act.

          (2) The arbitration shall be conducted to the extent consistent with this Paragraph 35, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City of Chicago, Illinois. In any such arbitration proceeding each party shall have full access to the relevant books and records of the other party and the power to call for testimony any employee, agent or officer of any other party and all other rights to discovery afforded under the then applicable Federal Rules of Civil Procedure or rules or laws applicable to federal court proceedings adopted in lieu thereof, all of which shall be fully enforceable by the arbitrators or, if they fail to effect such an enforcement, by the United States District

     Court for the Northern District of Illinois or any state court having jurisdiction.

          (3) The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, unless only one arbitrator shall have been appointed and in that event the decision of one arbitrator shall be binding, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment in a court of competent jurisdiction may be had on the decision and award of the arbitrators so rendered.

          (4) If for any reason whatsoever a written decision and award of the arbitrators shall not be rendered within sixty (60) days after the appointment of such arbitrators, then, at any time thereafter before such decision and award shall have been rendered, either party may apply to the United States District Court of the Northern District of Illinois or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

          (5) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.

          (6) Notwithstanding the provisions of this Paragraph 35, if any delay in complying with any requirement of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage or lease, Landlord may exercise its right under Paragraph 26.11 to remedy such default and in such event the questions to be determined by the arbitrators under this Paragraph 35 shall include whether and to what extent Tenant is liable under Paragraph 26.11 for Landlord's costs and expenses of curing such default and whether and to what extent Landlord may be liable to Tenant for damages.

          (7) Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration is one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Paragraph 17 and the party which is the insured under such policy so notifies the other party, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.


                                      36.

                              CANCELLATION OPTIONS

     A. If the tenant improvements (the "Tenant Work") which Landlord is obligated to perform under the Work Agreement with respect only to the original Premises covered by this Lease is not substantially completed on or before June 1, 1985 (which date shall be extended by the number of days of all delays (i) causes by Tenant under this Lease, (ii) attributable to any non-standard work required by Tenant or "long lead time materials" or (iii) of the nature described in Paragraph 26.07). Tenant shall be entitled to a one day abatement of Monthly Base Rent for each day in the period commencing on June 1, 1985 (as such date may be extended as aforesaid) and expiring on the date upon which the Tenant Work is substantially completed, which abatement shall commence to apply on the day immediately following the expiration date of the first 1-1/2 years of the Term.

     B. If the Tenant Work is not substantially completed on or before November 1, 1985 (which date shall be extended by the number of days in all delays (i) caused by Tenant under this Lease, (ii) attributable to any nonstandard work required by Tenant or "long lead time materials", or (iii) of the nature described in Paragraph 26.07), Tenant shall have the option to cancel this Lease by giving Landlord written notice of cancellation prior to November 30, 1985 (as such date may be extended as aforesaid).

     C. If the Tenant Work is not substantially completed on or before May 1, 1986 (which date shall be extended by the number of days in all delays (i) caused by Tenant under this Lease, or (ii) attributable to any non-standard work required by Tenant or "long lead time materials," but which date shall not be extended by any delays of the nature described in Paragraph 26.07), Tenant shall have the option to cancel this Lease by giving Landlord written notice of cancellation prior to May 31, 1986 as such date may be extended as aforesaid).

     D. The abatement and cancellation options specified in Paragraph A, B and C above shall constitute Tenant's sole remedies and Landlord's sole liability for failure of Landlord to substantially complete the Tenant Work.

     E. For purposes of this Lease (including the Work Agreement), "long lead time materials" shall mean those non-standard items which cannot reasonably be purchased and installed by Landlord within the time necessary to substantially complete the applicable tenant improvements on or before the date such tenant improvements are to be substantially completed under the applicable provisions of this Lease.


                                      37.

                                 RENT ABATEMENT

     If (i) by reason of any failure or delay in furnishing any service or utility described in Paragraph 5.01 or Paragraph 5.02 above, or by reason of any conditions requiring repairs, maintenance or corrections to the Building required to be made by Landlord under Paragraphs 7, 9 or 19 hereof, the Premises, or any portion thereof, are rendered untenantable or normal access to the same is rendered impractical for substantial portions of normal business hours of 5 consecutive business days, and (ii) Tenant gives Landlord written notice promptly upon the occurrence of such untenantability, and (iii) Tenant vacates the Premises, or the portions thereof which are rendered untenantable (save and except for any occupancy thereof which is of an extraordinary nature necessary to preserve systems, files and security), then Adjusted Monthly Base Rent shall abate (not be owing) for the period (the "Abatement Period") commencing on the day immediately following the aforesaid 5-day period and expiring on the earlier to occur of (y) the date of restoration of such services or utilities, or completion of such repairs, maintenance or corrections, as the case may be, or (z) the date upon which Tenant resumes occupancy of the Premises, or applicable portion thereof, for the conduct of business. If the Abatement Period exceeds 120 days, Tenant may terminate this Lease by giving Landlord written notice of termination prior to the expiration of 10 days after the expiration of said 120-day period, in which event neither party shall have any further rights, estates, liabilities or obligations under this Lease, except as otherwise specifically survive the termination of this Lease. Notwithstanding the previous sentence to the contrary, if the failure or delay in furnishing services or utilities or completing the repairs, maintenance or corrections to the Building, as the case may be, is attributable in whole or in part to any cause specified in Paragraph 26.07, the period set forth in the preceding sentence shall be extended for the period of the failure or delay attributable to such causes, but not more than 180 days in the aggregate.

LANDLORD:                                                   TENANT:
---------                                                   -------

AMERICAN NATIONAL BANK AND TRUST                BURLINGTON NORTHERN RAILROAD
COMPANY OF CHICAGO, not personally              COMPANY, a Delaware corporation
but solely as Trustee under a Trust
Agreement dated November 22, 1983
and known as Trust No. 59764
No. 59764                           By:_______________________________

                                    Title:____________________________
By:_____________________________

Title:__________________________    Attest:___________________________

          (SEAL)                    Title:____________________________
                                                   (SEAL)

                                   EXHIBIT A
                                   ---------


THAT PART OF LOT 3 IN NAPERVILLE CORPORATE CENTER, BEING A SUBDIVISION IN
SECTION 5, TOWNSHIP 38 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 4, 1979 AS DOCUMENT R79-90422, DESCRIBED AS COMMENCING AT THE NORTH EAST CORNER OF SAID LOT 3 (BEING ALSO THE NORTH WEST CORNER OF LOT 2 IN SAID NAPERVILLE CORPORATE CENTER); THENCE SOUTH 0 DEGREES 18 MINUTES 13 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 3 A DISTANCE OF 565.90 FEET TO THE SOUTH WEST CORNER OF SAID LOT 2; THENCE SOUTH 89 DEGREES 41 MINUTES 47 SECONDS WEST ALONG THE WESTERLY EXTENSION OF THE SOUTH LINE OF SAID LOT 2, A DISTANCE OF 295.02 FEET; THENCE NORTH 0 DEGREES 18 MINUTES 13 SECONDS WEST 40.00 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 47 SECONDS WEST
235.66 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 0 DEGREES 18 MINUTES 13 SECONDS EAST 248.00 FEET; THENCE NORTH 89 DEGREES 41 MINUTES 47 SECONDS EAST
76.00 FEET; THENCE SOUTH 0 DEGREES 18 MINUTES 13 SECONDS EAST 246.00 FEET; THENCE NORTH 89 DEGREES 41 MINUTES 47 SECONDS EAST 28.00 FEET; THENCE SOUTH 0 DEGREES 18 MINUTES 13 SECONDS EAST 62.00 FEET TO THE SOUTH LINE OF SAID LOT 3; THENCE SOUTH 89 DEGREES 41 MINUTES 47 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 3 A DISTANCE OF 437.19 FEET TO THE INTERSECTION OF SAID SOUTH LINE WITH A LINE WHICH IS 868.00 FEET EAST OF AN PARALLEL WITH THE WEST LINE OF SAID LOT 3 (MEASURED AT RIGHT ANGLES THERETO); THENCE NORTH 1 DEGREES 34 MINUTES 13 SECONDS EAST ALONG SAID PARALLEL LINE 621.99 FEET TO THE NORTHWESTERLY LINE OF SAID LOT 3; THENCE NORTH 54 DEGREES 52 MINUTES 41 SECONDS EAST ALONG THE NORTHWESTERLY LINE 124.27 FEET; THENCE SOUTH 35 DEGREES 07 MINUTES 19 SECONDS EAST 49.46 FEET TO A POINT OF CURVATURE; THENCE IN A SOUTHEASTERLY DIRECTION ALONG A CURVE CONCAVE TO THE NORTH EAST, HAVING A RADIUS OF 317.00 FEET, AN ARC DISTANCE OF
144.33 FEET; THENCE NORTH 89 DEGREES 41 MINUTES 47 SECONDS EAST 76.48 FEET TO THE PLACE OF BEGINNING, IN DUPAGE COUNTY, ILLINOIS.